EXHIBIT 10.111

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

GRT MALL JV LLC

March 26, 2010

Table of Contents

Section 11.11. Counterparts	45
Section 11.12. Company Tax Treatment	45
Section 11.13. REIT Covenant	45
ARTICLE 12 REPRESENTATIONS AND WARRANTIES	45
Section 12.1. Glimcher Member Representations	45
Section 12.2. Blackstone Member Representations	46

Schedules:
Schedule A	Members
Schedule B-1	Legal Description- Lloyd Center Property
Schedule B-2	Legal Description- Westshore Property

Exhibits:
Exhibit A	Form of Management Rights Letter
Exhibit B	Form of Interest ROFO Sale Documents
Exhibit C	Form of Asset ROFO Sale Documents
Exhibit D	Form of Asset ROFO Deemed Liquidation Sale Documents

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
GRT MALL JV LLC

This Amended and Restated Limited Company Agreement is entered into as of March 26, 2010 (the “Effective Date”), between the members set forth on Schedule A hereto (each, a “Member” and collectively, the “Members”).

Preliminary Statement

A.           A certificate of formation for GRT MALL JV LLC, a Delaware limited liability company (the “Company”) was filed with the Secretary of State for the State of Delaware on January 29, 2010 (the “Certificate”).  Glimcher Properties Limited Partnership, a Delaware limited partnership (“GPLP”), as the initial sole member, entered into that certain Limited Liability Company Agreement of the Company dated January 29, 2010 (the “Original LLC Agreement”).

B.           GPLP is the owner of (x) 100% of the membership interests (the “LC Owner Interest”) in LC PORTLAND, LLC, a Delaware limited liability company (“LC Owner”), and (y) 100% of the membership interests (the “Westshore Owner Interest”; together with the LC Owner Interest, collectively, the “Owner Membership Interests”) in GLIMCHER WESTSHORE, LLC, a Delaware limited liability company (“Westshore Owner”; together with LC Owner, each a “Property Owner” and, collectively, the “Property Owners”).

C.           LC Owner is the owner of the land, buildings and other improvements known as Lloyd Center in Portland, Oregon and more particularly described on Schedule B-1 attached hereto (the “Lloyd Center Property”).  Westshore Owner is the owner of the land, buildings and other improvements known as Westshore Plaza in Tampa, Florida and more particularly described on Schedule B-2 attached hereto (the “Westshore Property”; together with the Lloyd Center Property, each, a “Property”, and, collectively, the “Properties”).

D.           GPLP and the Blackstone Member are parties to that certain Agreement of Purchase and Sale dated as of November 5, 2009, as amended by that certain First Amendment to Agreement of Purchase and Sale dated January 14, 2010 and that certain Second Amendment to Agreement of Purchase and Sale dated March 18, 2010 (as amended, the “Purchase Agreement”) between the GPLP, as seller, and the Blackstone Member, as buyer, pursuant to which, upon the terms and conditions set forth therein, GPLP has agreed to (i) contribute the Owner Membership Interests to the Company, and (ii) immediately thereafter, sell 60% of the Interests in the Company to the Blackstone Member, upon the terms and conditions set forth in the Purchase Agreement.

E.           On the date hereof, GPLP has first contributed all of its right, title and interest in the Owner Membership Interests to the Company, then conveyed 60% of the Interests in the Company to the Blackstone Member, and then contributed all its remaining Interests in the Company (after conveying 60% of the Interests in the Company to Blackstone Member) to the Glimcher Member.

F.           The Members desire to execute this Amended and Restated Limited Liability Company Agreement for purposes of evidencing the admission of the Blackstone Member as a Member in the Company and as the Managing Member of the Company and superseding, amending and restating the Original LLC Agreement in its entirety as more particularly set forth herein.

Agreement

Accordingly, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree that the Original LLC Agreement is amended, restated and superseded in its entirety as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.   Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et. seq., as it may be amended from time to time, and any successor to such statute.

“Additional Capital Contributions” has the meaning for such term set forth in Section 6.2(a).

“Adjusted Capital Account” means, with respect to a Member, such Member’s Capital Account as of the end of each taxable year, as the same is specially computed to reflect the adjustments required or permitted to be taken into account in applying Regulations Section 1.704-1(b)(2)(ii)(d) (including adjustments for Company Minimum Gain and Member Nonrecourse Debt Minimum Gain) and taking into account any amounts such Member is obligated or deemed obligated to restore pursuant to any provision of this Agreement and the Regulations.

“Adjusted Capital Account Deficit” means, for any Member, the deficit balance, if any, in that Member’s Adjusted Capital Account.

“Administrative Member” means the Glimcher Member, and each Person hereafter designated as the Administrative Member in accordance with this Agreement, until such Person ceases to be the Administrative Member of the Company.

 “Affiliate” means with respect to a Person, another Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question.  The term “control” as used in the preceding sentence means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Affiliate Service Contracts” means contracts between the Property Owners and Affiliates of the Glimcher Member to provide housekeeping and/or security services to the Properties.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, including the Exhibits and Schedules attached hereto, as the same may be amended, modified and/or supplemented from time to time in accordance with the provisions hereof.

“Asset Disposition” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Closing Date” has the meaning for such term set forth in Section 4.13(c).

“Asset ROFO Deemed Liquidation Sale Documents” has the meaning for such term set forth in Section 4.13(d).

“Asset ROFO Election Notice” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Escrow Agent” has the meaning for such term set forth in Section 4.13(b).

“Asset ROFO Down Payment” has the meaning for such term set forth in Section 4.13(b).

“Asset ROFO Notice” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Purchase Agreement” has the meaning for such term set forth in Section 4.13(e).

“Asset ROFO Purchase Price” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Response Period” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Rejection Notice” has the meaning for such term set forth in Section 4.13(a).

“Asset ROFO Sale Documents” has the meaning for such term set forth in Section 4.13(c).

“Bankruptcy” means, with respect to a Person, the occurrence of (i) an assignment by the Person for the benefit of creditors; (ii) the filing by the Person of a voluntary petition in bankruptcy; (iii) the entry of a judgment by any court that the Person is bankrupt or insolvent, or the entry against the Person of an order for relief in any bankruptcy or insolvency proceeding; (iv) the filing of a petition or answer by the Person seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding for reorganization or of a similar nature; (vi) the consent or acquiescence of the Person to the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (vii) any other event that, if not for the provisions of this Agreement, would cause the Person to cease to be a member of a limited liability company under the Act.

“Blackstone” or “Blackstone Member” means BRE/GRJV Holdings LLC, a Delaware limited liability company, and any permitted assignee or successor to any of the membership interests currently held by such Person, for so long as such Person is a Member.

“Blackstone Existing Lloyd’s Guaranty” has the meaning for such term set forth in Section 7.1(e).

“Blackstone Financing Guaranties” has the meaning for such term set forth in Section 7.1(e).

“Blackstone Future Financing Guaranties” has the meaning for such term set forth in Section 7.1(e).

“Blackstone Guarantor” has the meaning for such term set forth in Section 7.1(e).

“Blackstone Major Decisions” has the meaning for such term set forth in Section 4.1(c).

“Blackstone Purchase Agreement Liabilities” means all indemnification and other liabilities of the Blackstone Member or its Affiliates under Section 11.2 of the Purchase Agreement, which expressly survive the Closing (as defined in the Purchase Agreement).

 “BREP” means Blackstone Real Estate Partners VI L.P., and the parallel investment funds which collectively comprise the private equity fund commonly known as Blackstone Real Estate Partners VI from time to time.

“BREP VI” means Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.(AV) L.P., and Blackstone Real Estate Holdings VI L.P., each a Delaware limited partnership.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.

“Business Plan” means, at any time, the strategic annual plan duly prepared by the Property Manager and approved by the Blackstone Member in accordance with this Agreement and in effect at such time for the operation, development, renovation, refurbishment, marketing, leasing, financing/refinancing and/or disposition of each Property, which shall include and incorporate an Operating Budget.

“Capital Account” has the meaning for such term set forth in Section 9.1(a).

“Capital Contribution” means, with respect to each Member, the amount of capital contributed or deemed contributed to the Company by that Member, including all Additional Capital Contributions.

“Capital Proceeds” means funds of the Company arising from a Capital Transaction, less any cash which is applied to (i) the payment of transaction costs and expenses relating to such Capital Transaction, (ii) the repayment of debt of the Company, (iii) the repair, restoration or other improvement of assets of the Company which is required under any contractual obligation of the Company and (iv) the establishment of holdbacks or other similar reserves in connection with the sale of a Property or as otherwise approved by the Members as a Unanimous Major Decision.  “Capital Proceeds” shall also mean any of the foregoing which are received by a Property Owner, as and when received by the Company as dividends or distributions.

“Capital Sharing Ratios” of a Member means, at any time, the ratio (expressed as a percentage) of (a) the Capital Contributions of such Member to (b) the aggregate Capital Contributions of all of the Members.

“Capital Transaction” means the sale, financing, refinancing or similar transaction of or involving one or more of the Properties or the interests owned, directly or indirectly, by the Company in any subsidiary, and any condemnation awards, payment of title insurance proceeds or payment of casualty loss insurance proceeds (other than business interruption or rental loss insurance proceeds) received by the Company to the extent not used for reconstruction of all or any portion of one or more of the Properties.

“Certificate” has the meaning given thereto in the paragraph A of the Preliminary Statement of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding law.

“Company” has the meaning given thereto in paragraph A of the Preliminary Statement of this Agreement.

“Company Minimum Gain” has the meaning assigned to “partnership minimum gain” in Regulations Section 1.704-2(d).

“Deemed Liquidation” means a deemed sale by the Property Owners of the Properties for the Asset ROFO Purchase Price, the payment of all liabilities of the Company and the Property Owners (including any prepayment fees or defeasance costs in connection with any Indebtedness), followed immediately by a distribution by the Company to the Members of the resulting Capital Proceeds from such sale, together with all other assets of the Company and the Property Owners, in accordance with Section 10.2.

“Depreciation” means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Gross Asset Value using any method reasonably agreed to by the Members.

“Effective Date” has the meaning for such term set forth in the Introductory Paragraph to this Agreement.

“Emergency” has the meaning for such term set forth in Section 6.2(b).

“Encumbrance” has the meaning for such term set forth in Section 3.2(a).

“Existing Loans” means, collectively, the Westshore Loan and the Lloyd Center Loan.  As the context requires, “Existing Loan” shall mean the Westshore Loan or the Lloyd Center Loan, as applicable.

“Excluded Liabilities” means any and all costs, fees, expenses, damages, claims, causes of actions or other liabilities arising out of or in connection with any environmental or similar condition at the Westshore Property which is known to exist on the date of this Agreement.

“Financing” has the meaning for such term set forth in Section 7.1(b).

“Funding Members” has the meaning for such term set forth in Section 6.3.

“Funding Notice” has the meaning for such term set forth in Section 6.2(a).

“Glimcher Financing Guaranties” has the meaning for such term set forth in Section 7.1(c).

“Glimcher Future Financing Guaranties” has the meaning for such term set forth in Section 7.1(c).

“Glimcher Guaranty Indemnity Liabilities” means all indemnification and other liabilities of the Glimcher Member under Section 7.1(e) of this Agreement.

“Glimcher Leasing Agent” means Glimcher Development Corporation, a Delaware corporation.

“Glimcher Member” means GRT WSP-LC Holdings LLC, a Delaware limited liability company, and any permitted assignee or successor to any of the membership interests currently held by such Person, for so long as such Person is a Member.

“Glimcher Property Manager” means GPLP.

“Glimcher Purchase Agreement Liabilities” means all indemnification and other liabilities of GPLP or its Affiliates under Section 11.1 of the Purchase Agreement, which expressly survive the Closing (as defined in the Purchase Agreement).

“GPLP” has the meaning given thereto in paragraph A of the Preliminary Statement of this Agreement.

“Gross Asset Value” has the meaning for such term set forth in Section 9.2.

“GRT” means Glimcher Realty Trust, a Maryland real estate investment trust.

“Indebtedness” means the Existing Loans, any indebtedness resulting from a Financing, and/or any other indebtedness approved by the Members.

“Initial Capital Contributions” has the meaning for such term set forth in Section 6.1.

“Interest Price” means an amount equal to the amount the Blackstone Member would receive if a Deemed Liquidation occurred on the Asset ROFO Closing Date.

“Interest Purchase Agreement” has the meaning for such term set forth in Section 3.3(d).

“Interest Rate” means a rate of interest per annum equal to the lesser of (i) 20% per annum, compounded on a quarterly basis, and (ii) the maximum rate permitted by applicable law.

“Interest ROFO” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Closing Date” has the meaning for such term set forth in Section 3.3(c).

“Interest ROFO Down Payment” has the meaning for such term set forth in Section 3.3(b).

“Interest ROFO Election Notice” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Escrow Agent” has the meaning for such term set forth in Section 3.3(b).

“Interest ROFO Notice” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Purchase Price” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Response Period” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Rejection Notice” has the meaning for such term set forth in Section 3.3(a).

“Interest ROFO Sale Documents” has the meaning for such term set forth in Section 3.3(c).

“Interests” means all of the rights and interests of whatsoever nature of the Members in the Company, including without limitation the membership interests in the Company, the right to receive distributions of funds, and to receive allocations of income, gain, loss, deduction, and credit.

“Lease” shall mean all leases, licenses and other occupancy agreements for all or any portion of a Property.

“LC Owner” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“LC Owner Interest” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“Lender” means any Lender providing a Financing.

“Lloyd Center Loan” means that certain loan to the LC Owner from Lehman Brothers Holding Inc. in the original principal amount of One Hundred Forty Million and No/100 Dollars ($140,000,000.00) which loan is evidenced by those certain promissory notes dated May 12, 2003, and any amendment, modification or extension thereof entered into in accordance with the terms of this Agreement.

“Lloyd Center Property” has the meaning given thereto in paragraph C of the Preliminary Statement of this Agreement.

“Lockout Date” means the two year anniversary of the Effective Date.

“Managing Member” means the Blackstone Member, and any permitted assignee or successor to the Interest currently held by such Person, for so long as such Person is a Member.

“Member Loan” has the meaning for such term set forth in Section 6.3.

“Member Nonrecourse Debt” has the meaning assigned to “partner non-recourse debt” in Regulations Sections 1.704-2(b)(4) and 1.752-2.

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to “partner non recourse minimum gain” in Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning assigned to “partner nonrecourse deductions” in Regulations Section 1.704-2(i)(2).

“Members” means the Blackstone Member and the Glimcher Member and each Person hereafter admitted as a Member in accordance with this Agreement, until such Person ceases to be a Member of the Company.

“Net Cash Flow” means Net Operating Income less debt service on any Indebtedness. “Net Cash Flow” shall also mean the foregoing as determined for a Property Owner or other permitted subsidiary of the Company as and when received by the Company as dividends or distributions.

“Net Operating Income” means, for any period, the amount by which Operating Revenues exceed Operating Expenses for such period.

“Non-Funding Member” has the meaning for such term set forth in Section 6.3.

“OFAC” has the meaning for such term set forth in Section 12.1(f).

“Offered Assets” has the meaning for such term set forth in Section 4.13(a).

“Offered Interest” has the meaning for such term set forth in Section 3.3(a).

“Operating Budget” means the annual budget prepared by the Property Manager and approved by the Blackstone Member in accordance with Section 4.3 and the Property Management Agreement or any other property management agreement entered into in accordance with the terms of this Agreement, and including the items set forth in the Property Management Agreement or any other property management agreement entered into in accordance with the terms of this Agreement.  The Operating Budget shall be incorporated into and be part of the Business Plan.

“Operating Expenses” means, for any period, the current obligations for such period, determined in accordance with sound accounting principles and applicable to commercial real estate, consistently applied, for operating expenses of the Properties, for capital expenditures not otherwise paid from Indebtedness proceeds, and for working capital and reserves actually funded.  Operating Expenses shall not include debt service on Indebtedness or any non-cash expenses including, without limitation, Depreciation or amortization.

“Operating Revenues” means, for any, period, the gross revenues arising from the ownership and operation of the Properties during such period, including proceeds of any business interruption or rental loss insurance and amounts released from reserves, but specifically excluding Capital Proceeds, Capital Contributions and proceeds of Indebtedness.

“Original LLC Agreement” has the meaning given thereto in the paragraph A of the Preliminary Statement of this Agreement.

“Owner Membership Interests” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“Person” means an individual or entity.

“Proceeding” has the meaning for such term set forth in Section 4.11(a).

“Profits” and “Losses” mean, for each taxable year or other period, an amount equal to the Company’s taxable income or loss for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

(i)            Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

(ii)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704- 1 (b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

(iii)           Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

(iv)           In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period;

(v)           Any items which are specially allocated under Section 9.3(c) or 9.3(d) shall be excluded from the calculations of Profits or Losses; and

(vi)           If the Gross Asset Value of any Company asset is adjusted under Section 9.2(b), (c) or (d), the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses.

“Property” or “Properties” has the meaning given thereto in paragraph C of the Preliminary Statement of this Agreement.

“Property Management Agreement” has the meaning for such term set forth in Section 4.6.

“Property Manager” shall mean the Person managing one or more of the Properties.  The initial Property Manager shall be the Glimcher Property Manager.

“Property Owner” or “Property Owners” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“Purchase Agreement” has the meaning given thereto in paragraph D of the Preliminary Statement of this Agreement.

“Qualified Financing” means any Financing provided by a third party who is not an Affiliate of a Member and which (1) does not exceed a loan-to-value ratio with respect to the applicable Property or Properties of 75%, (2) is at competitive rates of interest which prevail in the marketplace at such time for similar properties, (3) is on an “interest only” basis or provides for amortization on a straight line amortization schedule of no less than 20 years, and (4) provides for commitment or other upfront fees payable to the lender thereunder which are no greater than those that prevail in the marketplace at such time for similar transactions.

“Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Regulations shall include any corresponding provisions of succeeding, similar or substitute temporary or final Regulations.

“Regulatory Allocations” has the meaning for such term set forth in Section 9.3(d).

“REIT” has the meaning for such term set forth in Section 11.13.

“Removal Event” has the meaning for such term set forth in Section 4.5(a).

“Responding Member” has the meaning for such term set forth in Section 3.3(a).

“Securitization” has the meaning for such term set forth in Section 7.2.

“Selling Member” has the meaning for such term set forth in Section 3.3(d).

“Tag Along Offer Notice” has the meaning for such term set forth in Section 3.5(a).

“Tag Along Acceptance Notice” has the meaning for such term set forth in Section 3.5(b).

“Transfer” has the meaning for such term set forth in Section 3.2(a).

“Unanimous Major Decisions” has the meaning for such term set forth in Section 4.1(b).

“Westshore Loan” means that certain loan to the Westshore Owner from Morgan Stanley Mortgage Capital Inc. in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00), which loan is evidenced by those certain promissory notes dated August 27, 2003, and any amendment, modification or extension thereof entered into in accordance with the terms of this Agreement.

“Westshore Owner” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“Westshore Owner Interest” has the meaning given thereto in paragraph B of the Preliminary Statement of this Agreement.

“Westshore Property” has the meaning given thereto in paragraph C of the Preliminary Statement of this Agreement.

Section 1.2.   Captions, References.  Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate.  Article and section headings are for convenience of reference and shall not affect the construction or interpretation of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Whenever the word “including” is used herein, it shall be construed to mean including without limitation.  Any reference to a particular “Article” or a “Section” shall be construed as referring to the indicated article or section of this Agreement unless the context indicates to the contrary.

ARTICLE 2
ORGANIZATIONAL MATTERS; PURPOSE; TERM

Section 2.1.   Formation of the Company.   The Company has been formed under the provisions of the Act.

Section 2.2.   Name.  The Company shall conduct its activities under the name of GRT MALL JV LLC, and all Company business must be conducted in that name or such other name as the Managing Member and the Administrative Member shall jointly approve (or, after the occurrence of a Removal Event, as the Managing Member shall approve); provided, that the name shall always contain the letters “LLC”.

Section 2.3.   Registered Office; Registered Agent; Principal Office.  The registered office and the registered agent of the Company in the State of Delaware shall be as specified in the Certificate.  The principal office and principal place of business of the Company shall be at 180 East Broad Street, Columbus, Ohio 43215.

Section 2.4.   Foreign Qualification.  Before the Company conducts business in any jurisdiction other than the State of Delaware, the Administrative Member shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Administrative Member, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business.

Section 2.5.   Purpose and Scope.   The nature of the business and of the purpose to be conducted and promoted by the Company is to engage solely in the following activities:

(a)           To directly, or indirectly through the Property Owners, own, manage, operate, improve, maintain, develop, assign, transfer, lease, finance, refinance, mortgage, pledge and otherwise deal with the Properties or any portion thereof and to own the direct or indirect interests in the Property Owners, and provide any services related thereto.

(b)           To exercise all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purpose otherwise set forth herein.

Section 2.6.   Term.  The Company shall commence on the effective date of the Certificate and shall have perpetual existence, unless sooner dissolved as herein provided.

ARTICLE 3
MEMBERS; DISPOSITIONS OF INTERESTS

Section 3.1.   Members. Schedule A hereto contains the name, address and Capital Sharing Ratio of each Member as of the date of this Agreement.  Schedule A shall be revised from time to time by the Administrative Member to reflect the admission or withdrawal of a Member or other transfer of Interests in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein.

Section 3.2.   Dispositions of Interests.

(a)           General Restriction.  A Member may not, directly or indirectly, make or permit an assignment, transfer, or other disposition, either voluntarily, involuntarily or by operation of law (a “Transfer”) of all or any portion of its Interest, nor pledge, mortgage, hypothecate, grant a security interest in, or otherwise encumber (an “Encumbrance”) all or any portion of its Interest, except with the consent of the other Members (which may be given or withheld in their sole discretion) or as expressly permitted in this Article 3.  A Person to whom an Interest is Transferred may be admitted to the Company as a member as provided under Sections 3.2(b), 3.2(c) or 3.3 or with the consent of the other Members, which may be given or withheld in the other Members' sole and absolute discretion.  In connection with any Transfer of an Interest or any portion thereof, and any admission of an assignee as a Member, the Member making such Transfer and the assignee shall furnish the other Members with such documents regarding the Transfer as the other Members may reasonably request, including a copy of the Transfer instrument and a ratification and assumption by the assignee of this Agreement (if the assignee is to be admitted as a Member), each in form and substance reasonably satisfactory to the other Members.  For purposes hereof, a Transfer shall be deemed to have occurred with respect to a Member upon any assignment, transfer, or other disposition (voluntary, involuntary, or by operation of law) of a direct or indirect interest in that Member.

(b)           Permitted Blackstone Transfers.  Notwithstanding the provisions of Section 3.2(a), the Blackstone Member may, at any time and without the consent of any other Member, Transfer, or otherwise grant Encumbrances in, all or any portion of its Interest (and any Person holding a direct or indirect interest in the Blackstone Member may Transfer or otherwise grant an Encumbrance in the direct or indirect interests in the Blackstone Member held by such Person) (i) to an Affiliate of BREP, or (ii) to any other Person, so long as immediately following any such Transfer the transferee shall be an Affiliate of BREP.  Notwithstanding the foregoing, the Blackstone Member shall be entitled to pledge its Interest and to allow the pledge of the direct or indirect ownership of the Blackstone Member to any bank or other financial institution without the consent of any Member if such pledge is in connection with a loan or line of credit that is secured by material assets in addition to its Interest.  Transferees of direct Interests permitted by this paragraph shall be admitted as a Member of the Company without the consent of the other Members, provided only that the transferee shall be required to deliver to the non-assigning Members an assumption of the obligations under this Agreement with respect to such transferred Interest arising from and after the date of such transfer, and provided further that the Blackstone Member shall remain obligated to fund any Additional Capital Contributions approved or required pursuant to Section 6.2 but not funded at the time of such Transfer.  In addition, any bank or other financial institution which was granted any pledge by the Blackstone Member permitted by this paragraph (and any Affiliate or nominee thereof) shall be admitted as a member of the Company without the consent of the Members if it shall become a transferee of an Interest as the result of the exercise of the remedies under such pledge (including a transfer in lieu of foreclosure); provided  that (1) such bank or other financial institution (or Affiliate or nominee thereof) shall be required to deliver to the other Members an assumption of the obligations of the Blackstone Member under this Agreement arising from and after the date of such transfer, and (2) such bank or other financial institution shall not be entitled to succeed to the Blackstone Member’s role as Managing Member under this Agreement, and from and after the date of any such exercise of remedies the Glimcher Member shall have the right to appoint the Managing Member in its sole discretion.

(c)           Permitted Glimcher Transfers.  Notwithstanding the provisions of Section 3.2(a), the Glimcher Member may, at any time and without the consent of any other Member, Transfer, or otherwise grant Encumbrances in, all or any portion of its Interest (and any Person holding a direct or indirect interest in the Glimcher Member may Transfer or otherwise grant an Encumbrance in the direct or indirect interests in the Glimcher Member held by such Person) (i) to an Affiliate of GRT, or (ii) to any other Person, so long as immediately following any such Transfer,  (a) GPLP shall own no less than 51% of the ownership interests in such transferee, and (b) GPLP shall control such transferee.  Notwithstanding the foregoing, the Glimcher Member shall be entitled to pledge its Interest and to allow the pledge of the direct or indirect ownership of the Glimcher Member to any bank or other financial institution without the consent of any Member if such pledge is in connection with a loan or line of credit that is secured by material assets in addition to its Interest.  Transferees of direct Interests permitted by this paragraph shall be admitted as a Member of the Company without the consent of the other Members, provided only that the transferee shall be required to deliver to the non-assigning Members an assumption of the obligations under this Agreement with respect to such transferred Interest arising from and after the date of such transfer; and provided further that the Glimcher Member shall remain obligated to fund any Additional Capital Contributions approved or required pursuant to Section 6.2 but not funded at the time of such Transfer.  In addition, any bank or other financial institution which was granted any pledge by the Glimcher Member permitted by this paragraph (and any Affiliate or nominee thereof) shall be admitted as a member of the Company without the consent of the Members if it shall become a transferee of an Interest as the result of the exercise of the remedies under such pledge (including a transfer in lieu of foreclosure); provided  that (1) such bank or other financial institution (or Affiliate or nominee thereof) shall be required to deliver to the other Members an assumption of the obligations of the Glimcher Member under this Agreement arising from and after the date of such transfer, and (2) such bank or other financial institution shall not be entitled to succeed to the Glimcher Member’s role as Administrative Member under this Agreement, and from and after the date of any such exercise of remedies the Blackstone Member shall have the right to appoint the Administrative Member in its sole discretion.

Section 3.3.   Transfer Subject to ROFO.

(a)           Notwithstanding anything to the contrary contained herein, from and after the Lockout Date each of the Blackstone Member and the Glimcher Member shall have the right to sell all (but not part) of its Interest in the Company to any Person, provided such sale shall be subject to the right of first offer given to the other Member pursuant to this Section 3.3 (“Interest ROFO”).  At any time following the Lockout Date, the Member desiring to sell its Interest (“Selling Member”) shall be required to give written notice (the “Interest ROFO Notice”) to the other Member (the “Responding Member”) of the Selling Member’s desire to sell its Interest in the Company (the “Offered Interest”), which shall contain an offer by the Selling Member to sell the Offered Interest to the Responding Member at a price set forth in the Interest ROFO Notice (the “Interest ROFO Purchase Price”).   At any time within the 45 day period (the “Interest ROFO Response Period”) commencing on the day the Selling Member sends the Interest ROFO Notice to the Responding Member, the Responding Member shall either (A) deliver to the Selling Member a written notice electing to purchase the Offered Interest for the Interest ROFO Purchase Price (an “Interest ROFO Election Notice”), or (B) deliver to Selling Member a written notice rejecting the offer contained in the Interest ROFO Notice (a “Interest ROFO Rejection Notice”).  If the Responding Member fails to deliver an Interest ROFO Election Notice or Interest ROFO Rejection Notice within the Interest ROFO Response Period, the Responding Member shall be deemed to have delivered an Interest ROFO Rejection Notice rejecting the offer contained in the Interest ROFO Notice.

(b)           If the Responding Member delivers an Interest ROFO Election Notice, then within three Business Days after the date thereof, the Responding Member shall deposit in escrow with a reputable title insurance company authorized to do business in the State of New York (the “Interest ROFO Escrow Agent”) pursuant to escrow instructions consistent with this Section 3.3, a non-refundable cash down payment in immediately available funds in an aggregate amount equal to 10% of the Interest ROFO Purchase Price (the “Interest ROFO Down Payment”).  If the Responding Member fails to timely deliver the Interest ROFO Down Payment, the Responding Member shall be deemed to have delivered an Interest ROFO Rejection Notice rejecting the offer contained in the Interest ROFO Notice.

(c)           If the Responding Member timely delivers the Interest ROFO Down Payment, the Selling Member, as seller, and the Responding Member, as purchaser, shall proceed to close the sale of the Offered Interest at the Interest ROFO Purchase Price on a mutually acceptable closing date (the “Interest ROFO Closing Date”), but in any event not later than 90 days after the Responding Member delivered the Interest ROFO Election Notice, at a location designated by the Responding Member.  On the Interest ROFO Closing Date, (x) the Selling Member shall sell to the Responding Member the Offered Interest free and clear of all liens, claims, encumbrances, options and rights of any kind by execution and delivery of the documents attached hereto as Exhibit B (the “Interest ROFO Sale Documents”), (y) the Interest ROFO Escrow Agent shall deliver the Interest ROFO Down Payment in immediately available funds to the Selling Member and (z) the Responding Member shall pay to the Selling Member the Interest ROFO Purchase Price (less a credit for the Interest ROFO Down Payment) in immediately available funds, as adjusted by customary closing adjustments.  Each party shall pay its own closing costs in connection with such sale, provided that any transfer taxes or other similar tax payable in connection therewith shall be paid by the Members pro rata in accordance with their respective Capital Sharing Ratios.  If the closing fails to occur by reason of a default of the Responding Member, the Responding Member’s Interest ROFO rights under this Section 3.3 shall be deemed extinguished and shall thereafter be null and void and of no further force and effect, the Selling Member shall be entitled to retain the Interest ROFO Down Payment as liquidated damages and the Selling Member shall thereafter be free, at any time and from time to time, to cause a sale of the Offered Interest in an arms-length transaction with a third-party unaffiliated with the Selling Member at such price as the Selling Member determines.  If the closing hereunder fails to occur by reason of default of the Selling Member, the Responding Member shall have the right, as its sole and exclusive remedy, to either (A) demand that the Interest ROFO Down Payment be returned to the Responding Member, or (B) seek specific performance.

(d)           If the Responding Member delivers an Interest ROFO Rejection Notice (or is deemed to have delivered an Interest ROFO Rejection Notice), the Selling Member shall have a period of 180 days from expiration of the Interest ROFO Response Period to enter into a contract of sale with a third party unaffiliated with Selling Member (the “Interest Purchase Agreement”) to complete the sale of the Offered Interest for a purchase price of not less than 95% of the Interest ROFO Purchase Price.  The Selling Member shall deliver a copy of the Interest Purchase Agreement (together with all schedules and exhibits thereto) to the Responding Member promptly following execution.  The Interest Purchase Agreement must provide for a closing thereunder on a date not later than 270 days after expiration of the Interest ROFO Response Period.   If (i) the Interest Purchase Agreement is not executed within 180 days from expiration of the Interest ROFO Response Period, (ii) the closing thereunder does not occur within 270 days of the expiration of the Interest ROFO Response Period, or (iii) Selling Member desires to sell the Offered Interest for less than 95% of the Interest ROFO Purchase Price, Selling Member must again comply with the ROFO procedures in this Section 3.3 prior to any sale of its Interest and the other Member shall have all the rights available to it under this Section 3.3 in connection with any such sale.

(e)           Notwithstanding anything to the contrary contained in this Agreement or elsewhere, in the event that the Glimcher Member transfers its Interest in the Company under this Section 3.3, (i) it shall be a condition to the consummation of such sale that, at the option of the Blackstone Member in each case, the Property Management Agreements, Affiliate Service Contracts and any other agreement between the Company or the Property Owners, on the one hand, and any Affiliate of the Glimcher Member, on the other hand, shall be terminated without any penalty, premium or other liability incurred by the Property Owners, the Company or the Members, (ii) the Blackstone Member shall thereafter have the right to cause the Company and/or the Property Owners to enter into such property management and leasing agreements with respect to the Properties as the Blackstone Member in its sole discretion shall decide, and (iii) no such transferee of the Glimcher Member’s Interest shall become the Administrative Member, and the Blackstone Member shall have the sole and exclusive right to appoint the successor Administrative Member from and after the consummation of the sale of the Glimcher Member’s Interest.

Section 3.4.   Other Transfer Provisions.

(a)           Notwithstanding the provisions of Sections 3.2(b), 3.2(c) or 3.3, no Member may Transfer or Encumber all or any part of its Interest if such Transfer or Encumbrance would (i) violate any provision of any Indebtedness or the organizational documents of the Company, (ii) violate, or cause the Company to violate, any applicable law or regulation, including any federal or state securities laws, or (iii) jeopardize the status of the Company as a partnership for federal income tax purposes.

(b)           To the fullest extent permitted by law, any attempted Transfer of all or any portion of an Interest or any Encumbrance, other than in strict accordance with this Article 3, shall be null and void.

Section 3.5.   Tag-Along Rights.  If the Responding Member delivers (or is deemed to deliver) an Interest ROFO Rejection Notice pursuant to Section 3.3(a), and the Selling Member thereafter intends to execute an Interest Purchase Agreement with respect to the Offered Interest, the Responding Member may require the Selling Member to include the Responding Member’s Interest in such sale in accordance with the provisions of this Section 3.5:

(a)           In the event the Selling Member proposes to enter into an Interest Purchase Agreement pursuant to Section 3.3(d), the Selling Member shall deliver written notice to the Responding Member (the “Tag Along Offer Notice”) which shall include:

(1)      A description of the proposed purchase price and other material terms under such proposed Interest Purchase Agreement , including a draft of the Interest Purchase Agreement and any letters of intent or term sheets, and

(2)      An offer by the Selling Member to include the Responding Member’s Interest in such proposed sale.

(b)           The Responding Member may accept the offer contained in the Tag Along Offer Notice by delivering written notice to the Selling Member of such intent (“Tag Along Acceptance Notice”) at any time within the 10 Business Day period following delivery of the Tag Along Notice.  If the Responding Member does not deliver the Tag Along Acceptance Notice within such 10 Business Day period, the Selling Member shall be free to consummate such sale in accordance with Section 3.3 without including the Responding Member’s Interest. If the Responding Member does deliver a Tag Along Acceptance Notice within such 10 Business Day period then the Selling Member shall be required to include the Responding Member’s Interest in any such sale at the price and substantially in accordance with the other terms set forth in the Tag Along Offer Notice.    Each Member shall use commercially reasonable efforts to cooperate with respect to any sale pursuant to this Section 3.5.

Section 3.6.   Resignation.  A Member may not resign or withdraw from the Company without the consent of all other Members (which can be withheld in their sole discretion).

Section 3.7.   Information.  In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the following information under the circumstances and conditions set forth in the Act: (a) true and full information regarding the status of the business and financial condition of the Company; (b) promptly after becoming available, a copy of the Company’s federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Member; (d) a copy of this Agreement and the Certificate and all amendments to such documents; (e) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and (f) other information regarding the affairs of the Company to which that Member is entitled pursuant to the Act (including all Company books and records).  Under no circumstances shall any information regarding the Company or its business be kept confidential from any Member.

Section 3.8.   Liability to Third Parties.  No Member shall be liable for the debts, obligations or liabilities of the Company except as specifically agreed by such Member and approved by all other Members.  Each Member acknowledges and agrees that the terms of Article 6 are a part of this Agreement solely for the individual benefit of the Members, are not an asset of the Company and may not be relied on by any creditor of the Company.

Section 3.9.   ERISA Matters.  The parties acknowledge that the Blackstone Member is a an entity that is intended to qualify as a “real estate operating company” within the meaning of the U.S. Department of Labor plan asset regulation (Section 2510.3-101, Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations) and that it is intended that the Blackstone Member will have the right to substantially participate directly in the management, operations and development of the Properties.  Towards that end, on the date hereof, the Company and the Property Owners shall execute and deliver the letter agreement in the form attached as Exhibit A.

ARTICLE 4
MANAGEMENT OF THE COMPANY

Section 4.1.   Management.

(a)           In General.

(1)      The Members hereby appoint the Glimcher Member as the initial Administrative Member of the Company (in such capacity, the “Administrative Member”) subject to the terms of Section 4.2 hereof.

(2)      No Member shall be liable, responsible or accountable in damages or otherwise to the Company or to any other Member for (i) any act performed within the scope of the authority conferred on such Member by this Agreement, (ii) such Member’s failure or refusal to perform any act, except those expressly required by or pursuant to the terms of this Agreement, (iii) such Member’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company, (iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Company selected, engaged or retained in good faith, or (v) any other act or failure to act, unless such act or failure to act constitutes gross negligence, fraud or intentional misconduct and has a material adverse effect on the Company.

(3)       Except as expressly delegated to the Administrative Member pursuant to this Agreement or as otherwise provided in this Agreement relating to a Blackstone Major Decision, and subject to the requirements of this Article 4, the management and control of the Company shall be vested exclusively in the Members.  Except for the authority and responsibilities granted to the Administrative Member or the Managing Member as expressly provided herein, no Member shall have the right to act for, or bind, the Company in any way unless delegated such power by unanimous consent of the Members.

(4)      Upon the request of any Person, the other Members shall confirm in writing the authorization of the Managing Member or the Administrative Member, as the case may be, to take any specific action on behalf of and in the name of the Company which is authorized to be taken by such Member under the terms of this Agreement.

(b)           Unanimous Major Decisions.  No action shall be taken, sum expended, or obligation incurred by the Administrative Member or the Company regarding the matters described below (the “Unanimous Major Decisions”) unless such specific action or expenditure is (i) expressly included in the Business Plan or Operating Budget then in effect in accordance with Section 4.3 hereof, or (ii) approved by both the Blackstone Member and the Glimcher Member:

(1)      Any sale or transfer of the Properties or the Property Owners prior to the Lockout Date;

(2)      Any borrowing, financing, mortgaging, hypothecation or encumbrance of the Properties or the Property Owners other than in accordance with a Qualified Financing;

(3)      calling of Additional Capital Contributions (subject to the provisions of Sections 6.2(b) and 6.2(c));

(4)      regarding Company financial affairs, (A) determination of accounting policies, including selection of depreciation schedules, accounting methods, making of decisions regarding treatment of transactions and allocations for federal and state income, franchise or other tax purposes and the making of any tax elections, except to the extent otherwise expressly provided in this Agreement, (B) selection of banks for deposit of Company funds, and the designation of Persons with signatory authority over withdrawal of such funds, and (C) the determination of any capital or operating reserves necessary or advisable for the Company or any modifications thereof;

(5)      regarding operation of the Properties, approval of brokerage agreements and any other material third party agreements and subject to the Blackstone Member’s rights under Section 4.1(c) and 4.1(d)) below, any amendments to or termination of any of the foregoing; insurance coverages, the underwriters thereof and claims related thereto; zoning changes, any ground lease or master lease for all or substantially all of any Property, easements, restrictive covenants, reciprocal operating agreements, cross-easement agreements, similar agreements or any amendments thereto, and any material matters relating to any casualty affecting the Property, or any condemnation or eminent domain proceeding affecting the Property; setting the amount of reserves for capital improvements, replacements, purchases, or any other Company purposes; modifications of any of the foregoing; and all matters relating to the Property’s compliance with environmental, health, access, and other applicable laws other than in the ordinary course of business;

(6)      regarding any alterations to the Properties, approval of the plans and specifications therefor, construction drawings therefor, development schedules, budgets, and all other material matters relating to the development of the Properties; any construction contracts, selection of contractors, architects and engineers; related insurance coverages, the underwriters thereof, and claims related thereto, and any variation from or amendment to any of the foregoing;

(7)      selection of attorneys, accountants, auditors, engineers, environmental consultants, or other professionals for the Properties or the Company, except as set forth in Section 5.1;

(8)      approval, amendment or extension of any Lease or the termination or acceptance of cancellation or surrender of any Lease;

(9)      entering into any agreement with any governmental agency, neighboring or adjacent property owner, any community organizations, or any other third party which directly binds the Company or its subsidiaries;

(10)           regarding any environmental matter relating to the Properties, including the adoption of and implementation of any operation and maintenance program or any other program to remove or otherwise remediate hazardous materials or other potential adverse effects on the assets (including goodwill) of the Company;

(11)           commencing, defending or settling any legal action;

(12)           making any expenditure or incurring any costs or expenses by or for the Company which is not set forth in the approved Operating Budget or Business Plan;

(13)           merging with or acquiring any other Person;

(14)           forming subsidiaries of the Company;

(15)           the recapitalization of the Company;

(16)           acquiring any real properties;

(17)           hiring any employee on behalf of the Company;

(18)           filing of any petition or consenting to the filing of any petition that would subject the Company, any Property Owner or any of the Properties or any portion thereof to a Bankruptcy; and

(19)           defeasance, modification, amendment or extension of the Indebtedness, other than as set forth in Section 4.1(c) of this Agreement.

(c)           Blackstone Major Decisions. Notwithstanding the foregoing or anything to the contrary in this Agreement or elsewhere, the Blackstone Member shall have the sole and exclusive authority over the following matters (the “Blackstone Major Decisions”) and no action shall be taken, sum expended, or obligation incurred by any Member or the Company with respect to such actions without the express written approval of the Blackstone Member, which may be given or withheld in the Blackstone Member’s sole discretion (it being acknowledged and agreed that the Blackstone Member shall have the sole authority, without the approval of any other Member, to make and implement each of the following on behalf of the Company and the Property Owners):

(1)      Any Qualified Financing (including when and whether to implement any Qualified Financing and all decisions relating to the terms, provisions and implementation thereof);

(2)      Any sale, assignment, transfer or other disposition of one or both of the Properties from and after the Lockout Date, subject only to the Glimcher Member’s right of first offer under Section 4.13 below;

(3)      Approval of the Business Plan (including the Operating Budget);

(4)      In the event the Glimcher Property Manager or Glimcher Leasing Agent is terminated pursuant to the terms of this Agreement or the Property Management Agreement, the selection and appointment of a replacement property manager and/or leasing agent (including the negotiation and execution of applicable management and/or leasing agreements), which may be an Affiliate of Blackstone, on customary terms and at comparable rates of compensation which prevail in the marketplace among unrelated third parties and in accordance with any applicable Indebtedness;

(5)      The taking of all decisions with respect to the Company, the Property Owners and the Properties following the occurrence of a Removal Event, subject to its fiduciary obligations to all Members; and

(6)      With respect to any Indebtedness, (a) any prepayment or refinancing of such Indebtedness at maturity or during the period in which voluntary prepayments are permitted thereunder provided any such replacement financing is in accordance with a Qualified Financing; provided that the Blackstone Member shall only have the right to cause a voluntary prepayment of the Existing Loans prior to maturity thereof if no penalty, premium or defeasance costs are payable in connection with such prepayment; (b) any extension of the term of such Indebtedness provided such extension would otherwise be in accordance with a Qualified Financing; or (c) any modification to an Existing Loan which documents the replacement of the guarantor thereunder or the property manager thereunder, to the extent permitted under the terms of the Existing Loans and the applicable property management agreement.

(d)           Managing Member Authority Over Glimcher Agreements. Notwithstanding anything to the contrary contained in this Agreement, the Blackstone Member shall have sole authority on behalf of the Company and the Property Owners (and the Glimcher Member shall not be entitled) to enter into, enforce, modify, amend, terminate in accordance with its terms, make waivers, make all decisions and take all actions under any agreement between the Company and/or Property Owners and the Glimcher Member or any of its Affiliates on behalf of the Company or the Property Owners, including, without limitation, the Property Management Agreements and the Affiliate Service Contracts.

Section 4.2.   Authority and Duties of the Administrative Member.

(a)           The Administrative Member shall have the authority to do, and shall be responsible for, the items set forth below in this Section 4.2(a).  The Administrative Member shall discharge such duties in a proper manner as provided for in this Agreement.  The Administrative Member shall use diligent efforts to keep the Managing Member fully informed regarding all material matters in connection with its obligations under this Section 4.2(a) and relating to the Company and its operations and assets (and such other matters as the Managing Member may reasonably request from time to time) and shall consult on a monthly basis and at all reasonable times requested by the Managing Member, and without limitation on the foregoing, shall promptly inform the Managing Member with respect to any major or significant Company matters so that the Managing Member may exercise any rights it may have under this Agreement.  The Administrative Member shall at all times act in good faith and in the best interests of the Company and the Properties and shall use its commercially reasonable efforts to carry out the following duties:

(A)           implementing all Unanimous Major Decisions approved in accordance with Section 4.1(b) and all Blackstone Major Decisions unless otherwise directed by the Blackstone Member;

(B)           complying with, and causing the Company and the Property Owners to comply with the terms, conditions and requirements of any Indebtedness;

(C)           delivering the reports required under Section 5.1 of this Agreement and filing the forms required under Section 9.4;

(D)           supervising any third parties engaged by the Company in accordance with this Agreement;

(E)           maintaining the insurance coverages required pursuant to this Agreement, the Business Plan and the applicable Property Management Agreements;

(F)           ensuring the Company’s material compliance with all applicable laws, rules, regulations, permits and licenses affecting the Company; and

(G)           maintaining accurate records reflecting the status of taxes, assessments and other similar items that are or may become liens against the Properties, and the status of any insurance premiums, real estate taxes, rents, mortgages and other expenses in respect thereof, and ensuring the timely payment of such items.

(b)           In the event that the Administrative Member fails to perform any of its duties under this Agreement within 10 Business Days after receipt of written notice of such default from the Managing Member, or if such duty cannot reasonably be performed within 10 Business Days, such additional time, not to exceed one year, necessary to cure such default, provided the Administrative Member commences performance within ten (10) Business Days and proceeds diligently in good faith to effect such performance thereafter,  the Managing Member shall have the right (but not the obligation), in its sole and absolute discretion and in addition to any other rights and remedies available to the Managing Member under this Agreement or at law or in equity, to perform such duties.

(c)           The staff members of the Administrative Member shall devote such time and efforts to the Company and the Properties as is necessary to properly carry out the duties of the Administrative Member under this Agreement in a timely and cost efficient manner.  The Administrative Member shall not delegate any of its rights or powers to manage and control the business and affairs of the Company without the prior written consent of the Managing Member or as expressly provided for under this Agreement.

Section 4.3.   Business Plan and Operating Budget.  The Business Plan for calendar year 2010 shall be approved in accordance with the Purchase Agreement.  Pursuant to the Property Management Agreements, Property Manager shall (A) beginning in 2010, prepare an updated Business Plan (including an Operating Budget) annually which shall be submitted to the Blackstone Member for approval on or before November 15th of each year, and (B) implement the Business Plan on behalf of the Company in accordance with the terms of this Agreement and the Property Management Agreement.

Section 4.4.   Meetings of Members.

(a)           Regular Meetings.  The Members shall hold annual meetings (or such more frequent meetings as the Members may mutually agree) after the Property Manager submits a Business Plan and Operating Budget to the Blackstone Member for its review, to discuss the Properties and such other matters regarding Company business as the Members may decide.

(b)           Special Meetings.  Special meetings of the Members may be called by the Administrative Member or by the Managing Member at any time by delivering at least two Business Days’ prior notice thereof to the other Member to discuss such matters regarding Company business as the Members may decide; provided that the failure to attend any such meetings shall not limit any approval rights granted to a Member under this Agreement.

(c)           Procedure.  Each Company meeting shall be held at a place mutually agreed upon by the Members; provided, that any meeting may take place by means of telephone conference, video conference, or similar communication equipment by means of which all Persons participating therein can hear each other.  Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, unless such Person attends the meeting for the purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  A Person may vote at such meeting by written proxy executed by that Person and delivered to the Administrative Member or other Member.  A proxy shall be revocable unless it is stated to be irrevocable.  Any action required or permitted to be taken at such meeting may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the Members that would be necessary to take the action at a meeting at which all Members were present and voted.  If the consent of either the Glimcher Member or the Blackstone Member is required under Sections 4.1(b)(5) – (9) or Section 4.1(b)(11) and the other Member requests such consent in writing, the Glimcher Member or the Blackstone Member, as the case may be, shall be deemed to have given its consent to such request if it does not affirmatively respond in writing within ten (10) Business Days of receipt of such request.

Section 4.5.   Removal of Administrative Member.

(a)           The Administrative Member may be removed as Administrative Member by the Managing Member as provided herein under any of the following circumstances (each, a “Removal Event”):

(1)      If the Glimcher Member or any Affiliate of the Glimcher Member (i) is convicted of a felony; (ii) misappropriates or defalcates any funds derived from the Property (including rents, security deposits, down payments,  insurance proceeds and condemnation awards); (iii) commits fraud, intentional misrepresentation of a material fact, gross negligence or willful misconduct with respect to the Companies or the Properties; or (iv) commits any other material breach of this Agreement which would cause material adverse harm to the Company or the Managing Member, which breach continues for 30 days after receipt by the Glimcher Member of written notice from the Managing Member of its occurrence, or, with respect to such breach that requires more than 30 days to cure, such additional time, not to exceed one year, necessary to cure such breach as long as the Glimcher Member or such Affiliate commences to cure promptly after receipt of written notice of such breach and thereafter diligently prosecutes the cure to completion;

(2)      If a material breach or default under the terms of any Indebtedness occurs which is due to the affirmative actions or inactions of the Glimcher Member or any Affiliate of the Glimcher Member and such actions or inactions (i) are not otherwise approved by the Managing Member, and (ii) are not due to the performance of the Properties or the failure of the Company to provide the Glimcher Member with either the authority or the necessary funds to perform its obligations under such agreements;

(3)      If a material breach or default by the Glimcher Property Manager or Glimcher Leasing Agent under the terms of the Property Management Agreements, as applicable, occurs beyond any applicable grace or cure period provided therein;

(4)      If a material default by the Company or the Property Owners occurs under any material agreement (which shall include, without limitation, any property management agreement and any leasing agreement) which is caused by the affirmative actions or inactions of the Glimcher Member and such actions or inactions (i) are not otherwise approved by the Managing Member, (ii) are not due to the performance of the Properties or the failure of the Company to provide the Glimcher Member with either the authority or the necessary funds to perform its obligations under such agreements, and (iii) are reasonably expected to have a material adverse effect on the Company, the Properties or the Blackstone Member, and such default is not cured by the Glimcher Member within the applicable cure period under such agreement;

(5)      Bankruptcy of the Company or any Property Owner filed by Glimcher Member without the consent of the Managing Member;

(6)      Bankruptcy, liquidation or dissolution of the Glimcher Member, GRT, Glimcher Property Manager or Glimcher Leasing Agent;

(7)      The occurrence of any other material breach or material default by the Glimcher Member under the terms of this Agreement (i.e., a breach or default not specifically identified and provided for above in this Section 4.5(a)) that has or could reasonably be expected to have a material adverse effect on the Company or the Property Owners, if the actions or inactions causing such breach (i) are not otherwise approved by the Managing Member, (ii) are not due to performance of the Properties or the failure of the Company to provide the Glimcher Member with either the authority or the necessary funds to perform its obligations under such agreements, and such breach is not cured within 30 days after notice of the occurrence of such breach or default is delivered to the Glimcher Member hereunder; provided, however, in the event such breach or default is not cured within such 30 day period, then, provided the Glimcher Member commences to cure such breach or default within the 30 day period and continues to cure such default or breach with due diligence, then such 30 day period shall be extended for so long as it shall require the Glimcher Member in the exercise of due diligence to cure such default or breach, such extension not to exceed one year in the aggregate.

(b)           Upon the occurrence of a Removal Event, the Managing Member may, in its sole discretion:

(1)      relieve the Glimcher Member of its rights and duties as the Administrative Member, in which event the Managing Member, in its sole and absolute discretion, may appoint itself, an Affiliate of the Managing Member, or a third party, as Administrative Member, in each case, without the prior approval of the Glimcher Member; and

(2)      without cause and without prior approval of the Glimcher Member, terminate all agreements between the Company or Property Owners, on the one hand, and the Glimcher Member and any Affiliate of the Glimcher Member, on the other hand, including, without limitation, the Property Management Agreements and the Affiliate Service Contracts.

Section 4.6.   Property Management Agreement. Each Member hereby authorizes and directs the Company to cause the Property Owners to enter into a property management agreement with respect to each Property with the Glimcher Property Manager and the Glimcher Leasing Agent, effective as of the date hereof, in the form attached to the Purchase Agreement as Exhibit G (each, a “Property Management Agreement”).  If a Property Management Agreement is terminated for any reason, the replacement property manager or leasing agent hired by the Company and the terms of its engagement shall be determined by the Blackstone Member in its sole discretion, and may be with an Affiliate of Blackstone.  Such replacement management and/or leasing agreement shall be on customary terms and at competitive rates of compensation which prevail in the marketplace among unrelated third parties, and notwithstanding anything contained in this Agreement may include such delegations of such rights and responsibilities similar to those rights and responsibilities granted to the Glimcher Property Manager and Glimcher Leasing Agent under the Property Management Agreements.

Section 4.7.   Intentionally Omitted.

Section 4.8.   Cooperation by Administrative Member.  The Administrative Member agrees, upon any termination of its role as Administrative Member in accordance with this Agreement (whether upon a sale of its Interest in the Company or otherwise) to cooperate with the other Members to effectuate an orderly transition of the duties and obligations of the Administrative Member hereunder.

Section 4.9.   Compensation of Members. Except pursuant to the Property Management Agreements, Affiliate Service Contracts and the reimbursement of expenses as contemplated by Section 4.11 hereof, no compensatory payment or reimbursement of expenses shall be made by the Company or Property Owner to any Member for any services to the Company or Property Owner by such Member or Affiliate of any such Member or employee of such Member or Affiliate.

Section 4.10.   Transactions with Affiliates.  When any service or activity to be performed on behalf of the Company is performed by an Affiliate of a Member, the fee payable for such service or activity shall not exceed the fee which would be payable by the Company to an unaffiliated third party of comparable standing providing the same services and such agreement shall otherwise be on arms-length terms and conditions.

Section 4.11.   Indemnification; Reimbursement of Expenses; Insurance.

(a)           To the fullest extent permitted by the Act: (1) the Company shall indemnify the Managing Member, the Administrative Member and each Member who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (“Proceeding”), any appeal therein, or any inquiry or investigation preliminary thereto by reason of the fact that such Member is or was a Managing Member, Administrative Member or a Member, and (2) the Company shall pay or reimburse any Managing Member, Administrative Member, or any Member for expenses incurred by such Member as approved by the Managing Member: (A) in advance of the final disposition of a Proceeding to which such Managing Member, Administrative Member, or Member was, is or is threatened to be made a party, and (B) in connection with such Member’s appearance as a witness or other participation in any Proceeding.  The Company shall indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Members under the preceding sentence.  The provisions of this Section 4.11 shall not be exclusive of any other right under any law, provision of this Agreement, or otherwise.  Notwithstanding the foregoing, this indemnity shall not apply to actions of any such Person constituting gross negligence, willful misconduct or bad faith, but shall apply to actions constituting simple negligence.  The Company may purchase and maintain insurance to protect itself, and any Member, officer, employee or agent of the Company, whether or not the Company would have the power to indemnify such Person under this Section 4.11.  This indemnification obligation shall be limited to the assets of Company and no Member shall be required to make a Capital Contribution or loan in respect thereof.

(b)           Each Member agrees to indemnify, defend and hold harmless the Company and the other Members from any loss, claim, damage or liability resulting from actions of such Member constituting gross negligence, willful misconduct or bad faith or actions taken outside the scope of authority provided under this Agreement.

Section 4.12.   Conflicts of Interest.  Except as expressly provided under this Agreement, each Member and any Affiliate of any Member may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein or to account therefore; provided, the foregoing shall in no way diminish or impair any rights of the Company and Property Owners or obligations of the Glimcher Property Manager or Glimcher Leasing Agent under the Property Management Agreements.

Section 4.13.   Blackstone Right to Cause Sale; Glimcher ROFO.

(a)           From and after the Lockout Date, the Blackstone Member shall have the sole right to cause the sale of one or both of the Properties (or 100% of the interests in one or both Property Owners) to an unaffiliated third party (any such sale, an “Asset Disposition”), provided such sale shall be subject to the right of first offer given to the Glimcher Member pursuant to this Section 4.13 (“Asset ROFO”).  If the Blackstone Member desires to cause an Asset Disposition, the Blackstone Member shall be required to give written notice (the “Asset ROFO Notice”) to the Glimcher Member identifying one or both of the Properties (or one or both of the Property Owners) (the “Offered Assets”) and containing an offer by the Blackstone Member to cause the Property Owners (or the Company) to sell the Offered Assets to the Glimcher Member at a price set forth in the Asset ROFO Notice (the “Asset ROFO Purchase Price”).  At any time within the 45 day period (the “Asset ROFO Response Period”) commencing on the day the Blackstone Member sends the Asset ROFO Notice to the Glimcher Member, the Glimcher Member shall have the right to deliver written notice to the Blackstone Member either (A) electing to purchase the Offered Assets for the Asset ROFO Purchase Price (an “Asset ROFO Election Notice”), or (B) rejecting the offer contained in the Asset ROFO Notice (an “Asset ROFO Rejection Notice”).  If the Glimcher Member fails to duly deliver an Asset ROFO Election Notice within the Asset ROFO Response Period, the Glimcher Member shall be deemed to have delivered an Asset ROFO Rejection Notice rejecting the offer contained in the Asset ROFO Notice.  If the Asset ROFO Notice covers both Properties (or both Property Owners), then the Glimcher Member’s Asset ROFO Election Notice must cover both Properties (or Property Owners).

(b)           If the Glimcher Member duly delivers an Asset ROFO Election Notice, then within three Business Days after the date thereof, the Glimcher Member shall deposit in escrow with a reputable title insurance company authorized to do business in the State of New York (the “Asset ROFO Escrow Agent”) pursuant to escrow instructions consistent with this Section 4.13, a non-refundable cash down payment in immediately available funds in an aggregate amount equal to 10% of the Asset ROFO Purchase Price (the “Asset ROFO Down Payment”).  If the Glimcher Member fails to timely deliver the Asset ROFO Down Payment, the Glimcher Member shall be deemed to have delivered an Asset ROFO Rejection Notice.

(c)           If the Glimcher Member timely delivers the Asset ROFO Down Payment, then each applicable Property Owner (or the Company), as seller, and the Glimcher Member, as purchaser, shall proceed to close the sale of the Offered Assets at the Asset ROFO Purchase Price on a mutually acceptable closing date (the “Asset ROFO Closing Date”), but in any event not later than 90 days after the Glimcher Member delivered the Asset ROFO Election Notice, at a location designated by the Blackstone Member.  On the Asset ROFO Closing Date, (x) the Property Owners (or the Company) shall sell to the Glimcher Member the Offered Assets free and clear of all monetary liens other than liens for current real estate taxes and assessments (or, to the extent permitted under any Indebtedness, subject to such Indebtedness) by execution and delivery of the documents attached hereto as Exhibit C (the “Asset ROFO Sale Documents”), (y) the Asset ROFO Escrow Agent shall deliver the Asset ROFO Down Payment in immediately available funds to the applicable Property Owner (or the Company) and (z) the Glimcher Member shall pay to the applicable Property Owner (or the Company) the Asset ROFO Purchase Price (less a credit for the Asset ROFO Down Payment) in immediately available funds, as adjusted by customary closing adjustments.  None of the Blackstone Member, the applicable Property Owner or the Company shall be required to make any representations or warranties with respect to the Offered Assets in connection with such sale.  Each party shall pay its own closing costs in connection with such sale, provided that any transfer taxes or other similar tax payable in connection therewith shall be by the Members pro rata in accordance with their respective Capital Sharing Ratios.  If the closing fails to occur by reason of a default of the Glimcher Member, the Glimcher Member’s Asset ROFO rights under this Section 4.13 shall be deemed forever extinguished and shall thereafter be null and void and of no further force and effect, the Blackstone Member shall be entitled to retain the Asset ROFO Down Payment as liquidated damages and the Blackstone Member shall thereafter be free, at any time and from time to time, to cause a sale of the Offered Asset in an arms-length transaction with a third-party unaffiliated with the Blackstone Member or BREP at such price as the Blackstone Member determines in its sole discretion.  If the closing hereunder fails to occur by reason of default of the Blackstone Member, the Glimcher Member shall have the right, as its sole and exclusive remedy, to either (A) demand that the Asset ROFO Down Payment be returned to the Glimcher Member, or (B) seek specific performance.

(d)           Notwithstanding the foregoing, in the event the Offered Assets consist of both Properties (or Property Owners), then, the Glimcher Member shall purchase all of the Blackstone Member’s Interest in the Company, instead of purchasing the Offered Assets, and the provisions of Section 4.13(c) shall apply in respect of such sale, except that (i) the purchase price to be paid by the Glimcher Member to the Blackstone Member in connection with consummating such sale shall be equal to the Interest Price, and (ii) the documentation to be executed and delivered by the Glimcher Member and the Blackstone Member to consummate such sale shall be in the form attached hereto as Exhibit D (the “Asset ROFO Deemed Liquidation Sale Documents”).

(e)           If the Glimcher Member delivers an Asset ROFO Rejection Notice (or is deemed to have delivered an Asset ROFO Rejection Notice), the Blackstone Member shall have the right, for a period of 180 days from expiration of the Asset ROFO Response Period to cause the applicable Property Owners (or the Company) enter into a contract of sale (the “Asset ROFO Purchase Agreement”) with an unaffiliated third party to complete the sale of the Offered Assets for a purchase price of not less than 95% the Asset ROFO Purchase Price.  The Asset ROFO Purchase Agreement must provide for a closing thereunder on a date not later than 270 days after expiration of the Asset ROFO Response Period.   If (i) the Asset ROFO Purchase Agreement is not executed within 180 days from expiration of the Asset ROFO Response Period, (ii) the closing thereunder does not occur within 270 days of the expiration of the Asset ROFO Response Period, or (iii) the Blackstone Member desires to sell the Offered Asset for less than 95% of the Asset ROFO Purchase Price, the Blackstone Member must again comply with the ROFO procedures in this Section 4.13 and the Glimcher Member shall have all the rights available to it under this Section 4.13 in connection with any such sale.  If the Blackstone Member offers both Properties under an Asset ROFO Notice, then it must sell both Properties pursuant to this Section 4.13(e).

(f)           Notwithstanding the provisions of Section 4.13, no Member may cause the sale or disposition of a Property or an interest in a Property Owner if such sale or disposition would (i) violate any provision of any Indebtedness, or (ii) violate, or cause the Company to violate, any applicable law or regulation, including any federal or state securities laws.

ARTICLE 5
ACCOUNTING AND REPORTING

Section 5.1.   Fiscal Year, Accounts, Reports.

(a)           The fiscal year of the Company shall be the calendar year.

(b)           The books of account of the Company, at Company expense, shall be kept and maintained by the Administrative Member on an accrual basis and in accordance with generally accepted accounting principles (GAAP), applied on a consistent basis; provided that the Administrative Member shall also provide quarterly book to tax adjustments reasonably requested by the Managing Member.  The annual audited statements shall be in accordance with generally accepted accounting principles (GAAP), applied on a consistent basis, which statements shall be delivered to the Members within 90 days of calendar year end.  The Administrative Member shall prepare a reconciliation of such books and records to accrual removing non-cash items such as straight-line depreciation, fair market value adjustments and similar items.  Further, the Administrative Member at the Company’s expense, shall prepare or cause to be prepared all required federal, state and local Company tax returns, which draft returns shall be delivered to the Members within 60 days of calendar year end and shall be subject to the approval of the Managing Member, not to be unreasonably withheld, and final returns (including schedules K-1) to be delivered to the Members by April 15 and timely filed with the appropriate government agencies.

(c)           At the earliest practicable time, but in no event later 90 days following the end of each year, the Administrative Member, at the cost and expense of the Company, shall provide annual audited financial statements for the Company including, as supplementary schedules, a consolidated balance sheet, cash flow statement and income statement for each Property and a statement of the Capital Accounts of each Member, and of all balances of each Member indicating the type and amount of each type of Capital Contribution and any changes in Members’ equity, together with such other supplementary schedules, statements, reports, and data files as may be reasonably requested by the Managing Member.  Such annual financial statements shall be audited by BDO Seidman, LLP or such other nationally recognized certified public accounting firm mutually selected by the Members.

(d)           The books and records of the Company shall be kept at the offices of the Administrative Member.  Each Member, or its designated agents or employees, at such Member’s own expense, may at all reasonable times during usual business hours and upon reasonable prior notice, audit, examine and make copies of or extracts from the books of account records, files and bank statements of the Company.

(e)           The foregoing reports and statements are in addition to any other report or statement specifically required by this Agreement.

Section 5.2.   Financial Accounting Matters.  The Company’s books and financial statements shall be kept on an accrual basis or as otherwise mutually agreed by the Blackstone Member and the Glimcher Member and otherwise in accordance with generally accepted accounting principles (consistently applied) unless otherwise expressly provided in this Agreement.  All determinations, valuations and other matters of judgment required to be made for accounting and tax purposes under this Agreement that will have a material impact on the Blackstone Member shall be made by mutual agreement of the Members.

ARTICLE 6
CAPITAL CONTRIBUTIONS

Section 6.1.   Initial Capital Contributions.    On the date hereof, (i) the Blackstone Member is deemed to have made Capital Contributions to the Company in the amount of $63,575,613.84 and (ii) the Glimcher Member is deemed to have made Capital Contributions to the Company in the amount of $42,383,742.56.1  All Capital Contributions made in accordance with this Section 6.1 shall be referred to herein as “Initial Capital Contributions”.  The Members agree that after giving effect to the Initial Capital Contributions, the respective Capital Sharing Ratios of the Members as of the date hereof shall be as set forth on Schedule A.

1 Note: appropriate adjustments to initial capital contributions (and deemed contributions) to be made based on any true up under Section 10.11 of the Purchase Agreement; no change to be made to the 60/40 split.

Section 6.2.   Additional Capital Contributions.

(a)           After the Initial Capital Contributions have been made, each Member shall make Capital Contributions (“Additional Capital Contributions”) pro rata based on each Member’s Capital Sharing Ratio, in such amounts and at such times as are approved by the Members as a Unanimous Major Decision.  From time to time as the Company requires funds to conduct its business as approved by the Members as a Unanimous Major Decision, the Administrative Member, acting pursuant to the authority granted to it under Section 4.2, shall give written notice (a “Funding Notice”) to the Members of the amount of funds required, the use and purpose of such funds, and each Member’s required contribution amount.

(b)           In addition to the foregoing, in the event additional capital is required by the Company to address or avoid an “Emergency” (as defined below), both the Administrative Member and the Managing Member shall have the authority to issue a Funding Notice to the Members describing in reasonable detail the relevant Emergency and indicating the amount of funds required and each Member’s required contribution, and the Members shall be obligated to fund such amounts; provided, however, that no Member shall be required to fund Additional Capital Contributions in respect of Emergencies in excess of (i) $5,000,000 in any calendar year, or (ii) $15,000,000 in the aggregate during the term of this Agreement.  For purposes of this Agreement, an “Emergency” shall mean the existence or imminent occurrence of any of the following events: (x) shortfalls in funds for the payment of interest, required amortization (other than any amortization at maturity) or required reserves under any Indebtedness, (y) shortfalls in funds available for tenant inducement or tenant allowance costs relating to each Lease which has been approved and entered into in accordance with this Agreement or the Property Management Agreement, and (z) costs associated with repairing or replacing life/safety systems or equipment at a Property.

(c)           Notwithstanding anything to the contrary contained herein, each Member shall be automatically obligated to fund Additional Capital Contributions pro rata in accordance with their respective Capital Sharing Ratios (without any further approvals hereunder) as may be required to fund any shortfalls in connection with the consummation of a Qualified Financing (including funding any shortfalls relating to (i) the Indebtedness being refinanced by such Qualified Financing and (ii) any closing costs relating to such Qualified Financing).  Any Additional Capital Contributions required to be funded by the Members pursuant to this Section 6.2(c) shall be funded by each Member at least five Business Days prior to the closing of the applicable Qualified Financing.

(d)           In the event of a failure by any Member to contribute an Additional Capital Contribution required by this Section 6.2 within 10 Business Days of receipt of the Funding Notice, such failure shall constitute a default by the Member of its obligations under this Agreement and the Company and the other Member shall have all remedies available at law and in equity, including all remedies set forth in Section 6.3 of this Agreement.   Notwithstanding anything to the contrary, a failure of the Glimcher Member to fund any Additional Capital Contributions shall not constitute a Removal Event.

(e)           No Member shall be required to make Capital Contributions except as provided in this Article 6.

Section 6.3.   Failure to Make Contributions.   If a Member fails to timely contribute all or any portion of an Additional Capital Contribution (such Member, a “Non-Funding Member”) and such default is not cured within 10 days notice of the date such Additional Capital Contribution was due, then the other Members shall have the option, in proportion to their Capital Sharing Ratios or in such other percentages as they may agree (the “Funding Members”) to advance that portion of the Additional Capital Contribution that the Non-Funding Member has failed to timely contribute (a) as an Additional Capital Contribution by such Funding Members, with a corresponding dilution to the Non-Funding Member’s Capital Sharing Ratio (such dilution to be on a 1.25:1 basis), or (b) as a loan (each, a “Member Loan”) in accordance with the provisions of this Article.  Any amounts funded by a Funding Member on behalf of a Non-Funding Member as a Member Loan shall be made directly to the Company, but shall be treated as a non-recourse (except to the extent of the Non-Funding Member’s Interest) demand loan made by the Funding Member to the Non-Funding Member, bearing interest at the Interest Rate, and a Capital Contribution of the amount of such loan from the Non-Funding Member to the Company.  Any such non-recourse loan shall be repaid in full directly by the Company on behalf of the Non-Funding Member to the Funding Member from Net Cash Flow and Capital Proceeds otherwise distributable to the Non-Funding Member under Article 8 prior to any amount being distributed to such Non-Funding Member.  Amounts paid directly by the Company to the Funding Member on account of a Member Loan shall be deemed distributions to the Non-Funding Member. Any Amounts used to repay such Member Loan shall be applied first to accrued interest therein and then to repay principal of such Member Loan.

Section 6.4.   Return of Contributions.   Except as expressly provided herein, no Member shall be entitled to (a) the return of any part of its Capital Contributions, (b) any interest in respect of any Capital Contribution or (c) the fair market value of its Interest in connection with a withdrawal from the Company or otherwise.  Capital Contributions which are not repaid shall not be a liability of the Company or of any Member.  No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions to the Company.

Section 6.5.   Balances.  The Company’s books and records shall contain entries indicating the type and amount of Capital Contributions and loans made to the Company and the distributions and payments made by the Company thereon.

ARTICLE 7
FINANCING

Section 7.1.   Financing.

(a)           The Members acknowledge that as of the date hereof the Properties are subject to the Existing Loans.  The Administrative Member shall, subject to the provisions of this Agreement, including Section 4.5(a)(2) hereof, cause the Company and the Property Owners to comply in all respects with the terms and provisions of the Existing Loans.

(b)           Notwithstanding any other provision of this Agreement to the contrary, the Blackstone Member shall have the unilateral and exclusive right, in its sole and absolute discretion, during the period in which voluntary prepayment is permitted under any Indebtedness and on or following the maturity of the Existing Loan or any other Indebtedness with respect to each Property, to cause the Company and/or the Property Owners to obtain one or more loans (any such loan and any amendment, extension, restatement, modification, restructuring and refinancing thereof shall be referred to as a “Financing”) which may be secured by one or more mortgage liens on the Properties and/or pledges of ownership interests in the Property Owners, provided that such Financing shall be a Qualified Financing; provided that the Blackstone Member shall only have the right to cause a voluntary prepayment of the Existing Loans prior to maturity thereof if no penalty, premium or defeasance costs are payable in connection with such prepayment. The Members agree that they and their respective Affiliates as required by the Lender of a Financing shall promptly provide such Lender with all information in its possession or readily obtainable relating to the Properties, the Company and the Members which is reasonably requested by such Lender in connection with a Financing.

(c)           In connection with the closing of any Financing, GPLP shall be required to provide in favor of the Lender thereof any required (i) guaranty of customary non-recourse carveouts and (ii) environmental indemnity (collectively, the “Glimcher Future Financing Guaranties”) in each case in such form and substance as is required by such Lender.  In connection with the Glimcher Financing Guaranties, the Glimcher Member shall provide to such Lender all information in its possession or readily available with respect to the financial condition of the Glimcher Member which is requested by the Lender in connection with such Financing.  As used herein, the term “Glimcher Financing Guaranties” shall mean (1) any Glimcher Future Financing Guaranties, and (2) the existing guaranty of recourse obligations executed by GPLP with respect to each Existing Loan.  Notwithstanding the foregoing, in the event that as of the closing of a Financing relating to any Property, the Property Management Agreement for such Property has been terminated and no Affiliate of the Glimcher Member is then the property manager with respect to such Property, GPLP shall not be required to provide any Glimcher Future Financing Guaranty in connection with such Financing.

(d)           The Blackstone Member shall indemnify GPLP from and against (1) any out-of pocket cost or expense actually incurred by GPLP under any Glimcher Financing Guaranty which is caused solely by the affirmative actions of the Blackstone Member or its Affiliates, (2) Blackstone Member’s pro rata share (based on each Member’s respective Capital Sharing Ratio) of any out-of-pocket cost or expense actually incurred by GPLP under any Glimcher Financing Guaranty which results from (i) the taking of any action that is mutually approved by the Members as a Unanimous Major Decision, or (ii) the existence of an environmental condition not resulting from the actions or failure to act on the part of the Glimcher Member or its Affiliates, other than the Excluded Liabilities, and (3) from and after the date on which an Affiliate of the Glimcher Member is no longer the property manager of any Property, the Blackstone Member’s pro rata share (based on each Member’s respective Capital Sharing Ratio) of any out-of-pocket cost or expense actually incurred by GPLP under any Glimcher Financing Guaranty relating to such Property with respect to matters arising from and after the date that GPLP or an Affiliate is no longer property manager thereof, unless caused by GPLP or any of its Affiliates.

(e)           The Members acknowledge that on the date hereof BREP VI has executed a non-recourse carveout guaranty under the Lloyd’s Loan, on a joint and several basis with GPLP (the “Blackstone Existing Lloyd’s Guaranty”).  Further, the Members agree that in connection with a Financing entered into following the date hereof in accordance with this Agreement under which the applicable Lender does not accept GPLP or another Affiliate of the Glimcher Member as guarantor in accordance with Section 7.1(c) above, then BREP VI (or any other Affiliate of the Blackstone Member acceptable to such Lender) shall have the right (but not the obligation) to provide such guaranty and/or indemnity in respect of such Financing (any such guarantees and/or indemnities, a “Blackstone Future Financing Guaranty”; together with the Blackstone Existing Lloyd’s Guaranty, the “Blackstone Financing Guaranties”).  BREP VI and any other Affiliates of the Blackstone Member providing a Blackstone Financing Guaranty from time to time are referred to herein collectively as the “Blackstone Guarantor”.  The Glimcher Member shall indemnify the Blackstone Guarantor from and against (1) any out-of-pocket cost or expense actually incurred by the Blackstone Guarantor under any Blackstone Financing Guaranty which is caused solely by the affirmative actions of the Glimcher Member or its Affiliates and (2) the Glimcher Member’s pro rata share (based on each Member’s respective Capital Sharing Ratio) of any other out-of-pocket cost or expense actually incurred by any Blackstone Guarantor under any Blackstone Financing Guaranty, unless caused solely by the actions of the Blackstone Guarantor or its Affiliates..

Section 7.2.   Cooperation; Securitized Debt.  Each of the Members acknowledges that a Lender may securitize, sell or otherwise dispose of all or any portion of the Financing (each, a “Securitization”), and each of the Members agrees to cooperate in all respects with such Lender in connection with any such Securitization, including, without limitation, (a) executing modifications to the Certificate and this Agreement and the organizational documents of the Company and its subsidiaries so that the Company and its subsidiaries will qualify as bankruptcy-remote entities and other documentation changes of a similar nature and (b) causing the Company to comply with other industry standard requirements  in connection with Securitizations.  In addition, if any portion of the Financing is structured as a mezzanine loan, the Company shall provide such pledges of its interests in the Property Owners as required by the Lender under such Financing.

ARTICLE 8
DISTRIBUTIONS

Section 8.1.   Distributions in General.  Except as set forth in the approved Business Plan, all Net Cash Flow shall be distributed quarterly, within 30 days after the end of the applicable calendar quarter, and all Capital Proceeds shall be distributed within five days after receipt of such Capital Proceeds.  All distributions shall be made to the Members pro rata in accordance with their respective Capital Sharing Ratios.

Section 8.2.   Miscellaneous.

(a)           Notwithstanding anything to contrary contained in this Article 8, at any time that any Member Loan is outstanding, all distributions of Net Cash Flow and Capital Proceeds otherwise distributable to the Non-Funding Member under this Article 8 shall instead be paid to the Funding Member until such Member Loan, including all accrued interest thereon, has been fully repaid.  Any amounts paid directly by the Company to the Funding Member on account of a Member Loan shall be (1) deemed distributions to the Non-Funding Member, and (2) applied first to interest on and then to principal of such Member Loan.

(b)           Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its Interest if such distribution would violate the Act or any other applicable law.

Section 8.3.   Off-Set for Obligations under Purchase Agreement and Certain Indemnity Obligations.  In the event that the Glimcher Member (or its Affiliates) fails to pay to the Blackstone Member (or its Affiliates) (i) any Glimcher Purchase Agreement Liabilities or (ii) any Glimcher Guaranty Indemnity Liabilities, the Blackstone Member shall have the right to off-set the amounts of any such Glimcher Purchase Agreement Liabilities or Glimcher Guaranty Indemnity Liabilities against any distributions to be made to the Glimcher Member pursuant to Section 8.1, and such distributions shall instead be paid directly to the Blackstone Member up to the amount of any unpaid Glimcher Purchase Agreement Liabilities and Glimcher Guaranty Indemnity Liabilities; provided, however, that the Blackstone Member’s right to offset Glimcher Guaranty Indemnity Liabilities against such distributions shall be limited to distributions to be made to the Glimcher Member in respect of the Lloyd Center Property and the WestShore Property only (and not any additional properties or assets acquired by the Company following the date hereof in accordance with this Agreement).  In the event that the Blackstone Member (or its Affiliates) fails to pay to the Glimcher Member (or its Affiliates) any Blackstone Purchase Agreement Liabilities, the Glimcher Member shall have the right to off-set the amounts of any such Blackstone Purchase Agreement Liabilities against any distributions to be made to the Blackstone Member pursuant to Section 8.1, and such distributions shall instead be paid directly to the Glimcher Member up to the amount of any unpaid Blackstone Purchase Agreement Liabilities.

ARTICLE 9
CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS

Section 9.1.   Capital Accounts.

(a)           Establishment and Maintenance.  A separate capital account (“Capital Account”) will be maintained for each Member.  The Capital Account of each Member will be determined and adjusted as follows:

(1)      Each Member’s Capital Account will be credited with the Member’s Capital Contributions, the Profits allocated to such Member pursuant to Section 9.3(a), any items in the nature of income or gain that are specially allocated to the Member under Sections 9.3(c) or 9.3(d), and the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member.

(2)      Each Member’s Capital Account will be debited with the amount of cash and the Gross Asset Value of any Company property distributed to the Member under any provision of this Agreement, the Losses allocated to such Member pursuant to Section 9.3(a), any items in the nature of deduction or loss that are specially allocated to the Member under Section 9.3(c) or 9.3(d), and the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

(3)      If any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(b)           Modifications by Managing Member.  The provisions of this Section 9.1 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions.  The Managing Member may modify the manner in which the Capital Accounts are maintained under this Section 9.1 to comply with those provisions, as well as upon the occurrence of events which might otherwise cause this Agreement not to comply with those provisions.

Section 9.2.   Adjustment of Gross Asset Value.  “Gross Asset Value”, with respect to any asset, is the adjusted basis of that asset for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined by the Members; provided, however, that the initial Gross Asset Value of the Properties shall be determined in accordance with Section 2.5 of the Purchase Agreement.

(b)           The Gross Asset Values of all Company assets will be adjusted to equal the respective gross fair market values (taking Code Section 7701(g) into account) of the assets, as determined by the Members, as of (1) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, (3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), and (4) any other date that is required by Regulations Section 1.704-1(b)(2)(iv)(f).

(c)           The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of the asset on the date of distribution.

(d)           The Gross Asset Value of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this Section 9.2(d) to the extent that the Managing Member determines that an adjustment under Section 9.2(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 9.2(d).

(e)           After the Gross Asset Value of any asset has been determined or adjusted under Section 9.2(a), 9.2(b) or 9.2(d), Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

Section 9.3.   Profits, Losses and Distribution Shares of Tax Items.

(a)           Profits and Losses.  Except as otherwise provided in Sections 9.3(c) and 9.3(d), Profits and Losses for any taxable year or other period, shall be allocated among the Members pro rata in accordance with their respective Capital Sharing Ratios.  Notwithstanding any other provision of this Agreement, all allocations are intended to satisfy the “fractions” and “substantial economic effect” rules contained in Section 514(c)(9)(E) of the Code, and items of income, gain, credit, loss and deduction shall be allocated among the Members only to the extent that such allocations would not violate such rules.  The Blackstone Member shall reasonably cooperate with the Glimcher Member in complying with the provisions of Section 514(c)(9) of the Code including providing all reasonable information required for such compliance.

(b)           Intentionally Omitted.

(c)           Special Allocations.  The following special allocations will be made in the following order and priority before allocations of Profits and Losses:

(1)      Company Minimum Gain Chargeback.   Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 9.3 other than the last sentence of Section 9.3(a) above, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, before any other allocation under this Agreement, each Member will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2).  The items to be allocated will be determined in accordance with Regulations Sections 1.704-2(g), 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 9.3(c)(1) is intended to comply with the Company Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

(2)      Member Nonrecourse Debt Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 9.3 (other than the last sentence of Section 9.3(a) above and other than Section 9.3(c)(1) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Member Nonrecourse Debt during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain (determined under Regulations Section 1.704-2(i)(5)) as of the beginning of the year will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain during such year determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(g)(2).  The items to be so allocated will be determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(j)(2).  This Section 9.3(c)(2) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

(3)      Qualified Income Offset.  A Member who unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 9.3(c)(3) shall be made only to the extent that a Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 9 have been tentatively made as if this Section 9.3(c)(3) were not in this Agreement.  This Section 9.3(c)(3) is intended to qualify with the “qualified income offset” requirement of the Regulations.

(4)      Nonrecourse Deductions.  Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members pro rata in accordance with their respective Capital Sharing Ratios.  The provisions of this Section 9.3(c)(4) are intended to satisfy the requirements of Sections 704 and 514 of the Code and shall be interpreted in accordance therewith for all purposes under this Agreement.

(5)      Member Nonrecourse Deductions.  Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

(6)      Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2)(iv)(m).

(7)      Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any taxable year or other period for which allocations are made that is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 9.3 have been made as if the Qualified Income Offset provision were not in the Agreement.

(d)           Curative Allocations.  The allocations set forth in Section 9.3(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2.  The Regulatory Allocations may affect results which would be inconsistent with the manner in which the Members intend to divide Company distributions.  Accordingly, the Administrative Member is authorized to divide other allocations of Profits, Losses, and other items among the Members, to the extent that they exist, so that the net amount of the Regulatory¬ Allocations and the special allocations to each Member, taking into account other Regulatory Allocations that are contemplated, is zero.  The Administrative Member will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Regulations.

(e)           Loss Limitation.  Losses allocated pursuant to Section 9.3(a) hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year or other period for which allocations are made.  In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 9.3(a) hereof, the limitation set forth in this Section 9.3(d) shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such other Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

(f)           Tax Allocations - Code Section 704(c).  For federal, state and local income tax purposes only, Company income, gain, loss, deduction or expense (or any item thereof) for each taxable year or other period for which allocations are made shall be allocated to and among the Members to reflect the allocations of Profits and Losses made pursuant to the provisions of this Section 9.3 for such fiscal year.  In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members by use of the “traditional method” and with regard to Code Section 704(c)(1)(C) so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Gross Asset Value of the property (computed in accordance with Section 9.2).  If the Gross Asset Value of any Company asset is adjusted under Section 9.2(b), subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the related Regulations.  Allocations under this Section 9.3(e) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or distributions pursuant to any provision of this Agreement.

(g)           Reporting.   Members shall be bound by the provisions of this Section 9.3 in reporting their shares of Company income and loss for income tax purposes.

Section 9.4.   Tax Returns.  The Administrative Member shall prepare or cause to be prepared and filed all necessary federal and state income tax returns for the Company and the Property Owners, including making the elections described in Section 9.5.  Each Member shall furnish to the Administrative Member all pertinent information in its possession relating to Company operations that is necessary to enable such income tax returns to be prepared and filed.  In addition, the Administrative Member shall cause to be delivered to each Member (A) on or before February 28 of each year for the preceding year, (i) a draft of Schedule K-1s, and (ii) a draft copy of the Company’s information return to be filed for federal income tax purposes for approval by the Managing Member, not to be unreasonably withheld, (B) within 45 days of the end of each calendar quarter, (i) estimates of unrealized appreciation/depreciation, material realized gain/loss due to currency valuation, realized gain/loss, income, expenses, management fee, other accrued fees, contributions, distributions and capital account balances (beginning and ending) and (ii) any information reasonably requested by any Member relating to characterization of income as “qualifying income” as defined in Section 7704(d) of the Code, (C) on or before April 15 of each year for the preceding year, (i) a Schedule K-1, and (ii) a copy of the Company’s information return as filed for federal income tax purposes and a report setting forth in sufficient detail such other information with respect to Company transactions as may be reasonably necessary for such Member to prepare its own tax return, and (D) such other items as reasonably requested by a Member from time to time, when reasonably available to the Administrative Member.

Section 9.5.   Tax Elections.  The following elections shall be made on the appropriate returns of the Company:

(a)           to adopt the calendar year as the Company’s fiscal year;

(b)           to adopt the accrual method of accounting and to keep the Company’s books and records (other than Capital Accounts, which shall be maintained in accordance with Section 9.2 hereof) on the income-tax method; and

(c)           if there is a distribution of Company property as described in section 734 of the Code or if there is a transfer of a Company interest as described in section 743 of the Code, upon written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties.

No election shall be made by the Company or any Member to exclude the Company from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws.

Section 9.6.   Tax Matters Member.  The Administrative Member shall be the “tax matters partner” of the Company pursuant to section 6231(a)(7) of the Code and Section 301.6231(a)(7)-2 of the Regulations~~.~~  The tax matters partner shall select an independent certified public accountant to prepare audited financial statements and prepare tax returns.  As tax matters partner, such Member shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Section 6223 of the Code.  Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity.  This provision is not intended to authorize such Member to take any action left to the determination of an individual Member under sections 6222 through 6231 of the Code.

Section 9.7.   Allocations on Transfer of Interests.  All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based upon the “interim closing of the books” method, provided, however, such allocation shall be made in accordance with a method permissible under section 706 of the Code and the Regulations thereunder.

ARTICLE 10
DISSOLUTION, LIQUIDATION, AND TERMINATION

Section 10.1.   Dissolution, Liquidation, and Termination Generally.

(a)           The Company shall be dissolved upon the first to occur of any of the following:

(1)           the sale or disposition of all of the assets of the Company and the receipt in cash, of all consideration therefor;

(2)           the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; and

(3)           the entry of a decree of judicial dissolution under the Act.

(b)           Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

(c)           Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member shall not cause such Member, respectively, to cease to be a Member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(d)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the Act.

Section 10.2.   Liquidation and Termination.  Upon dissolution of the Company, unless it is continued as provided above, the Managing Member shall act as liquidator or may appoint one or more other Persons as liquidating trustee; however, if the Company is dissolved because of an event occurring with respect to the Managing Member or if there is no Managing Member at the time of dissolution, the liquidating trustee shall be one or more Persons selected in writing by the other Members.  The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein.  The costs of liquidation shall be a Company expense.  The liquidating trustee may sell any or all Company property.  Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Administrative Member hereunder.  The steps to be accomplished by the liquidating trustee are as follows:

(a)           as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause a proper accounting to be made by a firm of certified public accountants acceptable to the Members of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

(b)           the liquidating trustee shall satisfy (whether by payment or reasonable provision for payment) all of the debts and liabilities of the Company or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

(c)           all remaining assets of the Company shall be distributed to the Members in accordance with their positive Capital Account balances.  In carrying out the provisions of this Article 10, the Managing Member shall comply (x) with the requirement of Regulations Section 1.704-1(b)(2)(ii)(b)(2) or (y) with any other then existing and applicable requirement for “substantial economic effect” within the meaning of Section 704(b) of the Code and the related Regulations.

Section 10.3.   Deficit Capital Accounts.   No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

Section 10.4.   Cancellation of Certificate.  On completion of the distribution of Company assets, the Managing Member (or such other Person as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.4, and take such other actions as may be necessary to terminate the existence of the Company.

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.1.   Notices.   All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by (a) depositing the same in the United States mail addressed to the party to be notified, postpaid and certified with return receipt requested, (b) depositing the same with a national overnight delivery service company which tracks deliveries, addressed to the party to be notified, with all charges paid and proof of receipt requested, (c) by delivering such notice in person to such party, or (d) by prepaid telegram, telex, or telecopy.  All notices are to be sent to or made at the addresses set forth on Schedule A hereto and in the case of notices to the Glimcher Member with a copy to Squire, Sanders & Dempsey L.L.P., 2000 Huntington Center, 41 South High Street, Columbus, Ohio 43215 Attention: Steven F. Mount, Esq. and in the case of notices to the Blackstone Member, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention:  Sas Mehrara, Esq.  All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee.  By giving written notice thereof, each Member shall have the right from time to time to change its address pursuant hereto.

Section 11.2.   Governing Law.  This Agreement and the obligations of the Members hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.  Each Member submits to the jurisdiction of the state and federal courts in the State of Delaware.

Section 11.3.   Entireties; Amendments.   This Agreement and its exhibits constitute the entire agreement between the Members relative to the formation of the Company.  Except as otherwise provided herein, no amendments to this Agreement shall be binding upon any Member unless set forth in a document duly executed by such Member.  Notwithstanding the foregoing, the Managing Member shall have the right to execute any amendments to this Agreement without the consent or execution by the Glimcher Member if the Glimcher Member is removed as Administrative Member of the Company pursuant to the terms of this Agreement to effectuate the removal of the Glimcher Member as the Administrative Member and the appointment of a replacement Administrative Member; provided that no such amendment shall otherwise have an adverse economic effect on the Glimcher Member or decrease its rights or increase its obligations hereunder.

Section 11.4.   Waiver.  No consent or waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation hereunder.  Failure on the part of any Member to complain of any act or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder.

Section 11.5.   Severability.  If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, and such invalidity or unenforceability does not destroy the basis of the bargain between the parties, then the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 11.6.   Ownership of Property and Right of Partition.  A Member’s interest in the Company shall be personal property for all purposes.  No Member shall have any right to partition the property owned by the Company.

Section 11.7.   Involvement of Members in Certain Proceedings.  Should any Member become involved in legal proceedings unrelated to the Company’s business in which the Company is required to provide books, records, an accounting, or other information, then such Member shall indemnify the Company from all expenses incurred in conjunction therewith.

Section 11.8.   Use of Blackstone Name; Confidentiality; Press Releases.

(a)           The Glimcher Member hereby acknowledges and agrees that neither the Glimcher Member nor any Affiliate thereof shall be entitled to use the name “Blackstone” in any way whatsoever, except with the prior written consent of the Blackstone Member.

(b)           The Members shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Properties, The Property Owners, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other Member (such consent not to be unreasonably withheld), except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which any Member is a party), (ii) to their partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, investors, potential lenders and investors, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality, (iii) to comply with any federal and state securities laws or any other law, rule or regulation, and (iv) in any legal proceeding between the Blackstone Member and the Glimcher Member or their Affiliates in connection with this Agreement.  The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties.  The provisions of this subsection shall survive the termination of this Agreement.

(c)           Notwithstanding anything in this Agreement to the contrary, to comply with Regulations Section 1.6011-4(b)(3)(i), a Member (and any employee, representative, or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Company or any transactions undertaken by the Company, it being understood and agreed, for this purpose, (i) the name of, or any other identifying information regarding, the Company or any existing or future investor (or any affiliate thereof) in the Company, or any investment or transaction entered into by the Company (ii) any specific performance information relating to the Company or its investments, and (iii) any performance or other information relating to previous funds or investments sponsored by Blackstone, does not constitute such tax treatment or tax structure information.

(d)           Each Member may issue a press release with respect to this Agreement and the transactions contemplated hereby (including the identity of the ultimate controlling party of the Members to the extent required by any federal or state securities laws), provided that the content of any such press release shall be subject to the prior review, comment and written consent of the other Member prior to any such issuance.

Section 11.9.   Interest.  No amount charged as interest on loans hereunder shall exceed the maximum rate from time to time allowed by applicable law.

Section 11.10.   Attorneys’ Fees.  If the Blackstone Member, on the one hand, or the Glimcher Member, on the other hand, brings any action or suit against any other party by reason of any breach of any of the covenants, agreements or provisions of this Agreement, then, in such event, the substantially prevailing party, as determined in such action or suit, shall be entitled to have and recover from the other party or parties all costs and expenses of such action or suit, including, without limitation, reasonable attorneys’ fees and expenses resulting therefrom, it being understood and agreed that the determination of the substantially prevailing party shall be included in the matters which are the subject of such action or suit.

Section 11.11.   Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when signed by each of the parties hereto and delivered by each of the parties hereto, in person or by facsimile, to the other parties hereto.

Section 11.12.   Company Tax Treatment.  The Members intend for the Company to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made.

Section 11.13.   REIT Covenant.  The Glimcher Member is substantially owned, indirectly, by GRT, which has elected to be treated as a real estate investment trust (a “REIT”) and therefore the Company’s business shall be conducted in such a manner as to permit, to the extent commercially reasonable, the Glimcher Member and any Member that has notified the Company in writing that it intends to be a REIT at all times to be qualified as a REIT for federal income tax purposes (including refraining from taking actions inconsistent with such qualification).  For purposes of the foregoing, qualification of any Member as a REIT shall be determined by presuming that the Member (a) has no items of income or deduction other than its share of such items of the Company, (b) has no assets other than its share of assets of the Company and (c) otherwise meets all requirements for REIT qualification (including, without limitation, the Section 857(a)(1) of the Code such that in no event shall this paragraph require distributions from the Company not otherwise provided for in this Agreement).

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

Section 12.1.   Glimcher Member Representations.

The Glimcher Member represents and warrants to the Blackstone Member that:

(a)           The Glimcher Member has been duly formed and is validly existing under the laws of the State of Delaware with full power and authority to conduct its business to the extent contemplated in this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Glimcher Member and shall constitute the legal, valid and binding obligations of the Glimcher Member, enforceable against it in accordance with its terms.

(c)           Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, violate or conflict with, result in the breach or termination of, or constitute a default under, any provisions of any agreement, organizational or charter document, any note or instrument evidencing or securing indebtedness, or judicial order, judgment, injunction, law, rule or regulation to which it is a party or is subject or to which its assets or property are subject.

(d)           There is no litigation, investigation or other proceeding pending or, to the knowledge of the Glimcher Member, threatened, against it or any of its Affiliates which, if adversely determined, would materially adversely affect its ability to carry out its obligations under this Agreement.

(e)           No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of the Glimcher Member is required for the execution and delivery of this Agreement and the performance of its obligations and duties hereunder.

(f)           Neither the Glimcher Member nor any persons having a direct or indirect beneficial interest in the Glimcher Member (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control in the United States Department of the Treasury (“OFAC”) or the Annex to United States Executive Order 132224-Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or (ii) is a prohibited party under the laws of the United States.  The monies used to fund the Glimcher Member’s investment in the Company are not invested for the benefit of, or related in any way to, the government of, or persons within, any country under a U.S. embargo enforced by OFAC.   The monies used to fund the Glimcher Member’s investment in the Company are not derived from or related to any illegal activities, including without limitation, money laundering activities, and the proceeds from the Glimcher Member’s investment in the Company shall not be used to finance any illegal activities.

Section 12.2.   Blackstone Member Representations.  The Blackstone Member hereby represents and warrants to the Glimcher Member as follows:

(a)           The Blackstone Member has been duly formed and is validly existing under the laws of the jurisdiction of its organization with full power and authority to conduct its business to the extent contemplated in this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Blackstone Member and shall constitute the legal, valid and binding obligations of the Blackstone Member, enforceable against it in accordance with its terms.

(c)           Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, violate or conflict with, result in the breach or termination of, or constitute a default under, any provisions of any agreement, organizational or charter document, any note or instrument evidencing or securing indebtedness, or judicial order, judgment, injunction, law, rule or regulation to which it is a party or is subject or to which its assets or property are subject

(d)           There is no litigation, investigation or other proceeding pending or, to the knowledge of the Blackstone Member, threatened against it or any of its Affiliates which, if adversely determined, would materially adversely affect its ability to carry out its obligations under this Agreement.

(e)           No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of the Blackstone Member is required for the execution and delivery of this Agreement and the performance of its obligations and duties hereunder.

(f)           Neither the Blackstone Member nor any persons having a direct or indirect beneficial interest in the Blackstone Member (i) appears on the Specially Designated Nationals and Blocked Persons List of OFAC or the Annex to United States Executive Order 132224-Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or (ii) is a prohibited party under the laws of the United States.  The monies used to fund the Blackstone Member’s investment in the Company are not invested for the benefit of, or related in any way to, the government of, or persons within, any country under a U.S. embargo enforced by OFAC.   The monies used to fund the Blackstone Member’s investment in the Company are not derived from or related to any illegal activities, including without limitation, money laundering activities, and the proceeds from the Blackstone Member’s investment in the Company shall not be used to finance any illegal activities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.
Addresses:

BLACKSTONE MEMBER:

BRE/GRJV HOLDINGS LLC, a Delaware limited liability company

By: __________________________
Name:  Anthony Myers
Title:    Managing Director and Vice President

GLIMCHER MEMBER:

GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company

By:  Glimcher Properties Limited Partnership, its sole member

By: Glimcher Properties Corporation, its general partner

By: __________________________
Name: George A. Schmidt
Title:   Executive Vice President

SCHEDULE A

MEMBERS

Members	Address	Capital Sharing Ratio as of Effective Date

Blackstone Member:

BRE/GRJV Holdings LLC, a Delaware limited liability company	345 Park Avenue 31st Floor New York, New York 10154	60%

Glimcher Member:

GRT WSP-LC Holdings LLC, a Delaware limited liability company	180 East Broad Street Columbus, Ohio 43215	40%

SCHEDULE B-1

LEGAL DESCRIPTION – LLOYD CENTER PROPERTY

PARCEL 1:

Parcel 1 of PARTITION PLAT 1999-146, in the City of Portland, County of Multnomah  and State of Oregon.

PARCEL2:

A tract of land situated in the Southwest one-quarter of Section 26, and the Northwest one-quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being all of Blocks 201,202, 203, and Lots 3, 4, 5, 6, 7 and 8, Block 204, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

TOGETHER WITH those portions of vacated NE  11th Street, NE 12th Street and NE 13th Street, which inured thereto by reason of vacation thereof.

EXCEPTING THEREFROM those portions lying within NE Halsey Street and NE Weidler Street, being those portions conveyed to the City of Portland for street purposes by Deed recorded September 20, 1957, in Book 1863, Page 141, and by Deed recorded April 4, 1958, in Book 1891, Page 374, and by Ordinance No. 56365, May 21, 1929, and Resolution No. 20159, June 1931.  Said Parcel 2 being more particularly described as follows:

Beginning at a point that bears North along the West line of said Block 204, a distance of 10.00 feet from the Southwest corner thereof; thence North along the West line of said Block 204, a distance of 90.00 feet to the Northwest corner of Lot 3, Block 204; thence East along the North line of said Lot 3, a distance of 99.99 feet to the Northeast corner thereof; thence North along the West line of Lots 7 and 8, said Block 204, a distance of 90.00 feet to a point 10.00 feet South of the North line of Block 204; thence East on a line parallel with the North line of Blocks 204, 203, 202 and 201, a distance of 879.93 feet to a point that bears South 10.00 feet from the Northeast corner of said

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 2, Continued...:

Block 201; thence South along the East line of said Block 201, a distance of 180.00 feet to a point 10.00 feet North of the Southeast corner thereof; thence West parallel with the South line of Blocks 201,202, 203 and 204, a distance of 979.92 feet to the point of beginning.

PARCEL 3:

A tract of land situated in the Southwest one-quarter of Section 26, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being all of Blocks 223, 224, 225 and Lots 1, 2, 3, 4, 5 and 6 of Block 226, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

TOGETHER WITH those portions of vacated NE  11th Street, NE 12th Street and NE 13th Street which inured thereto by reason of vacation thereof.

EXCEPTING THEREFROM those portions lying within NE Weidler Street as conveyed to the City of Portland for street purposes by Deed recorded September 20, 1957, in Book 1863, Page 141, and those portions lying within NE Broadway as taken by the City of Portland for street purposes by Ordinance No. 57721, December 11, 1929 and Resolution No. 19786, and the Plat thereof, August 6, 1930 and Ordinance No. 56365, May 21, 1929 and Resolution 20159, June, 1931. Said Parcel 3 being more particularly described as follows:

Beginning at a point on the West line of said Block 223, said point being North 10.00 feet from the Southwest corner thereof; thence North along the West line of said Block 223, a distance of 180.01 feet to a point that bears South 10.00 feet from the Northwest corner thereof; thence East parallel with the North line of said Blocks 223, 224, 225 and 226, a distance of 879.93 feet to a point on the East line of Lot 1, Block 226, said point being South 10.00 feet from the Northeast corner thereof; thence South along the

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 3, Continued...:

East line of Lots 1 and 2, said Block 226, a distance of 90.00 feet to the Northwest corner of Lot 6, said Block 226; thence East along the North line of said Lot 6, a distance of 99.99 feet to the Northeast corner thereof; thence South along the East line of Lot 6 and Lot 5, said Block 226, a distance of 90.00 feet to a point that bears North 10.00 feet from the Southeast corner of said Block 226; thence West, parallel with the South line of said Blocks 226, 225, 224 and 223, a distance of 979.92 feet to the point of beginning.

PARCEL 33:

A tract of land situated in the Northeast quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, and being a portion of Blocks 174 and 175, HOLLADAY'S ADDITION TO EAST PORTLAND, City of Portland, EXCEPT the East 10 feet of Block 175, and the East 10 feet and the South 10 feet of Block 174, as dedicated for public right of way pursuant to instrument recorded on April 4, 1958, in Book 1891, Page 374, and recorded on July 23, 1951, in Book 1488, Page 216, Multnomah County Deed Records, and TOGETHER WITH those portions of NE Clackamas Street, NE Wasco Street and NE 15th Avenue, inuring thereto as vacated pursuant to Ordinance No. 166704, recorded on December 23, 1993, in Book 2806, Page 281, as amended by instrument recorded on December 23, 1993, in Book 2806, Page 306 Multnomah County Deed Records, and subject to the rights of the public in and to those portions of Blocks 174 and 175 dedicated for public right of way pursuant to Ordinance No. 166704 and as further described in Dedication Deeds recorded on December 23, 1993, in Book 2806, Page 262, and Book 2806, Page 277, which instrument was re-recorded on July 15, 1994, in Recorder's Fee No. 94108110, and further re-recorded on August 1, 1994, as Recorder's Fee No. 94116499.  Said Parcel 33 of land being described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 33, Continued...

Beginning at a point on the center line of NE 15th Avenue and being located North 0000'00'' East, a distance of 40.00 feet from the center line of NE Multnomah Street and NE 15th Avenue and running thence North 0000'00'' East on the center line of NE 15th Avenue, a distance of 535.79 feet to the Westerly line of relocated NE 16th Avenue, the beginning of a non-tangent 293.00 foot radius curve left (radius point bears North 5809'05'' East); thence on said Westerly line, also being the

Northeasterly line of Parcels 4708-1e-V1 and 4708-1d-V2 and the Southwesterly line of Parcel 4708-1d-D and the Easterly line of Parcel 4708-1d-V2, Parcel 4708-2a-V and the West line of Parcels 708-2a-D and -1c-D, the following courses: on said curve through a central angle of 2928'01" (the long chord of which bears South 4634'52'' East, a distance of 149.03 feet), an arc distance of 150.69 feet to the beginning of a tangent 207.00 foot radius curve right; thence on said curve through a central angle of 6118' 52" (the long chord of which bears South 3039'26'' East, a distance of 211.10 feet), an arc distance of 221.52 feet to the end thereof; thence South 0000'00" West, a distance of 251.76 feet to a point located North 0000'00'' East, a distance of 10.00 feet and South 9000'00'' West, a distance of 14.08 feet from the Southeast corner of Block 174; thence North 9000'00'' West on the North line of property conveyed to the City of Portland for street purposes recorded on July 23, 1951, in Book 1488, Page 216, and recorded on April 4, 1958, in Book 1891, Page 374, a distance of 215.89 feet to the point of beginning.

PARCEL 38:

A tract of land situated in the Northeast one-quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being part of Blocks 161,172 and 173, HOLLADAY'S ADDITION TO EAST PORTLAND.

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 38, Continued...:

TOGETHER WITH that portion of NE Hassalo Street, vacated by Ordinance No. 59118, and that portion of NE Holladay Way, vacated by Ordinance No. 156681, and a portion of NE 15th Avenue, vacated by Ordinance No. 59118, and a portion of NE 16th Avenue and all of Tax Lot 1, vacated by Ordinance Nos. 156681,  and 157954.

EXCEPTING that parcel conveyed to the City of Portland for widening of NE Multnomah Street as recorded in Book 1488, Page 216, and subject to the rights of the public in and to those portions of Block 173 dedicated for public right of way pursuant to Ordinance No. 166704, and as further described in Dedication Deed recorded December 23, 1993, Book 2806, Page 262, Deed Records of Multnomah County.  The said Parcel 38 herein described being more particularly described as follows:

Beginning at a point that bears South 10.00 feet and East 5.00 feet from the Northeast corner of Block 160, said HOLLADAY'S ADDITION; thence East along the South line tracts of land conveyed to the City of Portland for street purposes by Deed recorded in said Book 1488, Page 216 and parallel with the North line of said Block 173, a distance of 268.43 feet to the Northwest corner of Parcel R/W 5223-D described in a Deed for right of way purposes in document Number 95-36947, recorded March 29, 1995 (correcting a description labeled R/W 4708-1b-D in Ordinance No. 166704, recorded December 23, 1993, recorded in Book 2806, Page 281), said point being South 10.00 feet and East 13.45 feet of the Northeast corner of Block 173; thence along the Westerly line of said Document 95-36947, along the arc of a non tangent 13.00 foot radius curve to the right through a central angle of 1717'28" , an arc distance of 3.92 feet to a point of tangency (chord bears South 1302'51" East 3.91 feet); thence South 424'08"' East 65.14 feet to the end of said Westerly line; thence South 304'54'' West, a distance of 20.19 feet; thence along the arc of a 270.00 foot radius curve to the right through a central angle of 4809'07'' (the long chord of which bears South 2709'28''  West, 220.29 feet), a distance of 226.91 feet to a point of non tangency; thence South 5043'48'' West, a distance of 37.52 feet;

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 38, Continued...:

thence South 5706'35'' West a distance of 112.62 feet to the most Westerly corner of said Tax Lot 1 as described in Ordinance No. 157954; thence along the Southerly and Westerly lines of the tract described in Ordinance No. 156681, the following courses: North 5207'22'' West, a distance of 30.47 feet to an intersection with a 214.00 foot radius curve; thence along the arc of a 214.00 foot radius curve to the right through a central angle of 3401'27'' (the long chord of which bears South 3750'53'' West 125.22 feet), a distance of 127.08 feet to a point on the Westerly extension of the North line of NE Holladay Street; thence West along said Westerly extension a distance of 123.16 feet to a point that bears East 30.00 feet from the Southwest corner of Lot 4, said Block 161; thence along the arc of a 174.98 foot radius curve to the left through a central angle of 9000'00'' (the long chord of which bears North 4500'00" East 247.46 feet), a distance of 274.86 feet to a point of tangency, said point being South 25.02 feet and East 5.00 feet from the Northeast corner of Lot 8, said Block 161; thence North a distance of 275.02 feet to the point of beginning.

PARCEL 44:

A tract of land situated in the North one-half of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being all of Blocks 152, 153, 160 and a portion of Block 161, HOLLADAY'S ADDITION TO EAST PORTLAND.

TOGETHER WITH that portion of vacated NE Hassalo Street and NE 14th Avenue and NE Holladay Way, being those vacated portions which inured to said blocks by reason of vacation thereof.

EXCEPTING those parcels conveyed to the City of Portland by Deeds recorded in Book 1177, Page 22, and Book 1488, Page 214, Deed Records of Multnomah County.  Said Parcel 44 being more particularly described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL 44, Continued...:

Beginning at a point that bears South 10.00 feet and East 10.00 feet from the Northwest corner of said Block 153; thence East on a line 10.00 feet South of and parallel with the North line of said Blocks 153 and 160, a distance of 454.96 feet to the Northwest corner of that tract described in Ordinance No. 156681, recorded in Book 1887, Page 1818, said point being South 10.00 feet and East 5.00 feet from the Northeast corner of said Block 160; thence South parallel with the East line of said Blocks 160 and 161, a distance of 275.02 feet to a point of curve; thence along the arc of a 174.98 foot radius curve to the right, through a central angle of 9000'00'' (the long chord of which bears South 4500'00'' West 247.46 feet), a distance of 274.86 feet to a point that bears East 30.00 feet from the Southwest corner of Lot 4, Block 161; thence West along the South line of Blocks 161 and 152, a distance of 279.98 feet to a point that bears East 10.00 feet from the Southwest corner of Block 152; thence North parallel with the West line of said Blocks 152 and 153, a distance of 450.00 feet to the point of beginning.

PARCEL E-I (OVERHEAD BRIDGE)
A LEASEHOLD INTEREST

In a 50.00 foot wide air space tract as set forth in that certain Air-Rights Lease dated July 20, 1989, recorded on August 28, 1989, in Book 2232 at Page 464, by and between the City of Portland, as lessor, and Si-Lloyd Associates Limited Partnership, as lessee, for an existing elevated vehicular bridge across NE Halsey Street, the tract being adjacent to Blocks 136 and 203, HOLLADAY'S ADDITION TO EAST PORTLAND, said tract being situated in the Southwest one-quarter of Section 26 and the Northwest one-quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, and more particularly described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-I (OVERHEAD BRIDGE)
A LEASEHOLD INTEREST, Continued...

Beginning at a point on the East line of said Block 203 at the North line of NE Halsey Street as established 40.00 feet from the center line thereof by deed recorded in Book 1891, Page 374, Deed Records of Multnomah County, said point being North 10.00 feet from the Southeast corner thereof; thence East along said established North line of NE Halsey Street, a distance of 50.00 feet; thence South a distance of 80.00 feet to the South line of said established NE Halsey Street; thence West along the South line a distance of 50.00 feet to a point on the East line of said Block 136; thence North a distance of 80.00 feet to the point of beginning.

PARCEL E-2 (TUNNEL)

A leasehold interest as set forth in that certain Subsurface Lease dated July 20, 1989, recorded on August 28, 1989, in Book 2232 at Page 494, by and between the City of Portland, as lessor, and Si-Lloyd Associates Limited Partnership, as lessee, in the following described property:

A tract of land situated in the Southwest one-quarter of Section 26, and the Northwest one-quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of NE Halsey Street as widened to an 80.00 feet width of deed recorded April 4, 1958, in Book 1891, Page 374, Deed Records of said Multnomah County, said tract being a part of Blocks 136, 137, 202 and 203 and the adjacent street thereto as shown on the plat of HOLLADAY'S ADDITION TO EAST PORTLAND, said tract being more particularly described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-2 (TUNNEL), Continued....

Beginning at a point that bears East along the center line of said NE Halsey 410.00 feet from the center line of NE 10th Street, said beginning point being West 80.00 feet and South 30.00 feet from the Southeast corner of said Block 203; thence North a distance of 40.00 feet to the North line of NE Halsey Street as now established by said deed; thence East along said line of NE Halsey Street, a distance of 325.00 feet to a point that bears North 10.00 feet and West 15.00 feet from the Southeast corner of said Block 202; thence South 511'40" East a distance of 55.23 feet to a point thence South 5314'28" East a distance of 41.77 feet to a point on the South line of NE Halsey Street as now established, said point being South 10.00 feet and East 23.46 feet from the Northeast corner of Block 137; thence West along said South line of NE Halsey Street, a distance of 363.46 feet to a point that bears South 10.00 feet and West 80.00 feet from the Northeast corner of said Block 136: thence North a distance of 40.00 feet to the point of beginning.

PARCEL E-4 (TUNNEL)

A leasehold interest as set forth in that certain Subsurface Lease dated July 20, 1989, recorded on August 28, 1989, in Book 2232 at Page 494, by and between the City of Portland, as lessor, and Si-Lloyd Associates Limited Partnership, as lessee, in the following described property:

A tract of land situated in the Southwest one-quarter of Section 26, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of Block 203, 224 and 225 and the adjoining streets as shown on the plat of HOLLADAY'S ADDITION TO EAST PORTLAND, and more particularly described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-4 (TUNNEL), Continued...

Beginning at the Southeast corner of said Block 224 and running thence West along the South line thereof, a distance of48.11 feet; thence North 6442'00" West a distance of 23.40 feet to a point on the North line of NE Weidler Street as widened by deed to the City of Portland, recorded in Book 1863, Page 141, Deed Records of said Multnomah County; thence East along said line of NE Weidler Street, a distance of 236.83 feet; thence South 4446'30" West, a distance of 14.09 feet to a point on the South line of said Block 225, said point being East 97.64 feet from the Southwest corner thereof; thence West along said South line of Block 225, a distance of 63.36 feet; thence South 3653'00" West, a distance of 87.52 feet to a point on the South line of NE Weidler Street as widened by said Book 1863, Page 141; thence West along said South line a distance of 61.14 feet to a point that bears South 10.00 feet and West 19.38 feet from the Northeast corner of said Block 203; thence North 3653'00'' East a distance of 87.52 feet to a point that bears East 33.14 feet from the Southeast corner of said Block 224; thence West a distance of 33.14 feet to the point of beginning.

PARCEL E-5 (SKYBRIDGE EASEMENT)

A tract of land situated in the Northwest one-quarter, Section 35, Township I North, Range I East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being an easement for an enclosed overhead pedestrian bridge between Block 115 and 98, HOLLADAY'S ADDITION TO EAST PORTLAND, and as contained in the Second Amendment and Restatement of Easement Agreement recorded October 23, 1990, Book 2355, Page 1856, and more particularly described as follows:

Commencing at a point which bears North 20.00 feet and East 10.00 feet from the Southwest corner of Block 114 of said HOLLADAY'S ADDITION, said point being on the East line of NE 9th Avenue as widened to an 80.00 foot width by deed recorded in Book 1865, Page 292, Deed Records of Multnomah County; thence North

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-5 (SKYBRIDGE EASEMENT), Continued...

along the East line of said NE 9th Avenue 250.50 feet to the point of beginning of the tract herein to be described; thence West at 90 to said East line of NE 9th Avenue 80.00 feet to the West line of said NE 9th Avenue; thence North along said West line 33.00 feet; thence East at 90 to said West line 80.00 feet to the East line of said NE 9th Avenue; thence South along said East line 33.00 feet to the point of beginning.

PARCEL E-6

Together with those rights and easements constituting rights in real property created defined and limited by that certain Construction, Operation and Reciprocal Easement Agreement, dated July 19, 1990, recorded September 5, 1990, Book 2340, Page 1635, amended December 23, 1993, Book 2806, Page 272, and recorded April 29, 1994, as Recorder's Fee No. 94068247, between Si-Lloyd Associates Limited Partnership, an Indiana limited partnership and Nordstroms, Inc., a Washington corporation; and that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement, recorded January 6, 2000, Recorder's Fee No. 2000-001863, over the following described property:

A tract of land situated in the Northwest one-quarter of Section 35, Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said tract being a portion of Blocks 114 and 115 of HOLLADAY'S ADDITION TO EAST PORTLAND, and being more particularly described as follows:

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-6, Continued...

Commencing at the Southwest corner of said Block 114, HOLLADAY'S ADDITION; thence North along the West line of said Block 114 and the West line of a tract dedicated for street purposes by deed recorded in Book 1865, Page 292, Multnomah County Deed Records, a distance of 140.00 feet; thence East parallel with the South line of said Block 114, a distance of 10.00 feet to a point in the East line of said dedicated tract and the point of beginning of the tract herein to be described; thence North along the East line of said dedicated tract and parallel with the West line of said Blocks 114 and 115 a distance of 324.67 feet; thence East 15.67 feet; thence South 15.00 feet; thence East 17.33 feet to a point of curve; thence along the arc of a 5.17 foot radius curve to the right through a central angle of 9000'00'' an are length of 8.12 feet, said curve is subtended by a chord which bears South 4500'00'' East 7.31 feet; thence East 116.83 feet; thence South 20.42 feet; thence East 23.25 feet; thence South 251.08 feet; thence South 4500'00" West 46.67 feet; thence West 145.25 feet to the point of beginning.

PARCEL E-7

Rights and benefits of those certain easements created pursuant to that certain Memorandum of Lease dated August 29, 1990, recorded on September 5, 1990, in Book 2340 at Page 1384, by and between Si-Lloyd Associates Limited Partnership, as Lessor, and The May Department Stores Company, as Lessee, for maintenance and repair of existing footings which support the Southeast deck of the basement level and a non exclusive irrevocable easement to attach and maintain the pedestrian bridges from the Southeast parking deck and Southwest parking deck to the Meier and Frank building.

Continued...

LEGAL DESCRIPTION, Continued...

PARCEL E-8

Together with those rights and easements constituting rights in real property created, defined and limited by that certain Easement Agreement by and between Glimcher Lloyd Venture, LLC, a Delaware limited liability company and Sears, Roebuck and Co., a New York corporation. recorded January 6, 2000 in Recorder's Fee No. 2000-001862, in the Clerk's Office of Multnomah County, State of Oregon.

END

SCHEDULE B-2

LEGAL DESCRIPTION – WESTSHORE  PROPERTY

PARCEL I:	(O.R. 5871-616)

A tract in the North 1/2 of Section 20, Township 29 South, Range 18 East, Hillsborough County, Florida, described as follows:

BEGINNING at the point of intersection of the East boundary of Lot 2, Block 11, TAMPANIA SUBDIVISION, according to map or plat thereof recorded in Plat Book 8 on Page 71, public records of Hillsborough County, Florida, and the South Limited Access right-of-way line of State Road No. 400 (Interstate 75) (formerly Interstate 4), run South 0 49' 48" West a distance of 281.41 feet to the North right-of-way line of Gray Street; run thence North 89 35' 18" West along said North right-of-way line of Gray Street a distance of 79.85 feet; run thence South 0 48' 40" West a distance of 205.50 feet; run thence South 89 35' 18" East a distance of 236.0 feet; run thence North 0 48' 40" East a distance of 145.5 feet to the South right-of-way line of Gray Street; run thence South 89 35' 18" East a distance of 110.0 feet to a point which is 15.0 feet Westerly of the Northeast corner of lot 11, Block 8 of HANAN PARK REVISED, UNIT NO. 1 SUBDIVISION, according to map or plat thereof recorded in Plat Book 14 on Page 44, public records of Hillsborough County, Florida; run thence South 44 23'20" East a distance of 21.15 feet to a point on the West right-of-way line of West Shore Boulevard, which point is 15.0 feet Southerly from said Northeast corner of Lot 11, Block 8; run thence South 0 48' 40" West along the West right-of-way line of West Shore Boulevard a distance of 153.55 feet; run thence North 89 11' 12" West a distance of 633.48 feet; run thence South 15 03' 48" West a distance of 65.0 feet; run thence North 89  11' 12" West  a distance of 351.17 feet; run thence North 0 48' 48" East a distance of 78.0 feet; run thence North 89 11' 12" West a distance of 399.0 feet; run thence South 0 48' 48" West a distance of 204.0 feet; run thence North 89 11' 12" West a distance of 330.0 feet; run thence South 0 48' 48" West a distance of 80.8 feet; run thence North 89 11' 12" West a distance of 210.0 feet; run thence South 0 48' 48" West a distance of 64.3 feet; run thence South 89 11' 12" East a distance of 240.0 feet; run thence North 0 48' 48" East a distance of 105.1 feet; run thence South 89 11' 12" East a distance of 269.0 feet; run thence North 45 48' 48" East a distance of 43.84 feet; run thence South 89 11' 12" East a distance of 388.0 feet; run thence North 0 48' 48" East a distance of 105.0 feet; run thence South 89 11' 12" East a distance of 385.5 feet; run thence North 15 03' 48" East a distance of 65.0 feet; run thence South 0 48' 48" West a distance of 340.0 feet; run thence South 89 11' 12" East a distance of 271.0 feet; run thence North 0 48' 48" East a distance of 340.0 feet; run thence South 89 11' 12" East a distance of 339.15 feet to a point on the West right-of-way line of West Shore Boulevard; run thence South 0 48' 40" West along said West right-of-way line a distance of 396.45 feet to a point which is 15.0 feet Northerly of the Southeast corner of Lot 1, Block 5 of HANAN PARK, REVISED UNIT NO. 1 SUBDIVISION; run thence South 34 22' 22" West a distance of 18.15 feet to a point on the North right-of-way line of North "B" Street, which point is 10.0 feet Westerly from said Southeast corner of Lot 1, Block 5; run thence North 89 36' 18" West along said North right-of-way line of North "B" Street a distance of 489.5 feet; run thence North 0 48' 40" East a distance of 45.0 feet; run thence North 89 36' 18" West a distance of 40.0 feet; run thence South 0 48' 40" West a distance of 45.0 feet; run thence North 89 36' 18" West along the North right-of-way line of North "B" Street a distance of 102.25 feet to the West right-of-way line of Occident Street; run thence South 0 48' 48" West along said West right-of-way line of Occident Street a distance of 650.25 feet to the North right-of-way line of State Road No. 60 (Kennedy Boulevard), run thence North 89 36' 18" West along said North right-of-way line of State Road No. 60 a distance of 664.76 feet; run thence North 0 51' 42" East along said right-of-way line a distance of 11.51 feet; run thence Northwesterly along the transition right-of-way line between said Kennedy Boulevard (State Road No. 60) and Memorial Highway (continuation of State Road No. 60), which right-of-way line is a curve to the right (radius - 500.0 feet) an arc distance of 324.45 feet (chord - 318.78 feet, chord bearing - North 68 37' 20" West); run thence North 30 21' 42" West along the Northeasterly right-of-way line of Memorial Highway a distance of 703.72 feet to a point on the West right-of-way line of Sherrill Street (now closed); run thence North 0 47' 06" East along said West right-of-way line a distance of 135.19 feet to a point on the South Limited Access right-of-way line of State Road No. 400; run thence North 58 24' 30" East along said South Limited Access right-of-way line a distance of 370.07 feet to a point of curve, run thence Northeasterly along said South right-of-way line along a curve to the right (radius - 2,814.79 feet), which curve is subtended by the following chords: chord - 398.21 feet, chord bearing - North 62 31' 54" East; chord - 188.33 feet, chord bearing - North 67 56' 39" East; chord - 167.85 feet, chord bearing - North 68 20' 48" East; chord - 121.58 feet, chord bearing - North 70 52' 04" East; chord - 231.97 feet, chord bearing - North 73 23' 24" East; run thence North 73 23' 17" East along said right-of-way line a distance of 378.12 feet to the POINT OF BEGINNING.

LESS AND EXCEPT therefrom that portion of Lot 2, Block 11, TAMPANIA SUBDIVSION, according to the plat thereof as recorded in Plat Book 8, Page 71, as conveyed to the City of Tampa, a municipal corporation of the State of Florida, recorded in Official Records Book 12010, Page 100, all of the Public Records of Hillsborough County, Florida, and being more particularly described as follows:

BEGINNING at the intersection of the East boundary of said Lot 2, Block 11, and the South limited access right-of-way line of INTERSTATE HIGHWAY No. 75 (STATE ROAD 400), run thence along said East boundary of Lot 2, Block 11, S.00°53'50"W., 135.00 feet; thence N.89°06'10"W., 32.13 feet to a point on a curve; thence Northwesterly, 53.40 feet along the arc of a curve to the left having a radius of 165.50 feet and a central angle of 18°29'19" (chord bearing N.34°56'44"W., 53.17 feet) to a point of compound curvature; thence Northwesterly, 32.65 feet along the arc of a curve to the left having a radius of 90.50 feet and a central angle of 20°40'16" (chord bearing N.54°31'32"W., 32.47 feet); thence N.00°53'50"E., 45.07 feet to a point on the aforesaid South limited access right-of-way line of INTERSTATE HIGHWAY No. 75; thence along said South limited access right-of-way line, N.73°23'13"E., 94.37 feet to the POINT OF BEGINNING.

AND

TOGETHER WITH the West 1/2 of Occident Street and the North 1/2 of North B Street abutting said parcel as vacated by Ordinance #97-67 recorded in O.R. Book 8533, Page 114 of the Public Records of Hillsborough County, Florida.

TOGETHER WITH those rights and easements constituting rights in real property created defined and limited by that certain Operating and Reciprocal Easement Agreement dated June 9, 1972 and recorded June 14, 1972 in Official Record Book 2495 on Page 574 of the Public Records of Hillsborough County, Florida, to the extent not already not already insured under Parcel I, Tract M, Parcel II, Parcel III, Parcel IV, Parcel V, Parcel VI, Parcel VII, Parcel VIII and Parcel IX.

TOGETHER WITH all of insured's right, title and interest in and to the use of the air space above the following described real property, situate, lying and being in Hillsborough County, Florida, reserved in those certain deeds recorded June 14, 1972 in Official Record Book 2495 on pages 560 and 564 respectively.

TRACT M:	(O.R. 5871-616)

A tract in the North 1/2 of Section 20, Township 29 South, Range 18 East, Hillsborough County, Florida, described as follows:  From the Northeast corner of Lot 11, Block 8, of HANAN PARK, REVISED UNIT NO. 1 SUBDIVISION, according to map or plat thereof recorded in Plat Book 14 on Page 44 of the public records of Hillsborough County, Florida; run South 0 48' 40" West along the West right-of-way line of West Shore Boulevard a distance of 198.55 feet; run thence North 89 11' 12" West a distance of 610.15 feet; run thence South 0 48' 48" West a distance of 28.5 feet, run thence North 89 11' 12" West a distance of 4.0 feet; run thence North 0 48' 48" East a distance of 12.72 feet to a POINT OF BEGINNING; from said POINT OF BEGINNING, run South 15 03' 48" West a distance of 48.71 feet; run thence North 89 11' 12" West a distance of 374.5 feet; run thence North 0 48' 48" East a distance of 30.0 feet; run thence South 89 11' 12" East, a distance of 351.17 feet; run thence North 15 03' 48" East a distance of 65.0 feet; run thence South 89 11' 12" East a distance of 19.32 feet; run thence South 0 48' 48" West a distance of 45.78 feet to the POINT OF BEGINNING.

PARCEL II:	(O.R. 5871-616)

The East 336 feet of the North 132 feet of Block 4 of HANAN PARK SUBDIVISION, REVISED UNIT NO. 1, according to map or plat thereof as recorded in Plat Book 14 on Page 44 of the public records of Hillsborough County, Florida, LESS that part of the North 72 feet of the East 129 feet thereof lying within the following metes and bounds description:

Commence on the Easterly extension of the Northerly boundary of Lot 9 in Block 1, of HANAN PARK REVISED UNIT NO. 1, in Section 20, Township 29 South, Range 18 East, according to map or plat thereof as recorded in Plat Book 14 on Page 44, of the public records of Hillsborough County, Florida at a point 411.27 feet South 89 50' 31" East of the Northwest corner of said Lot 9; run thence North 0 37' 29" East 344.43 feet; thence South 89 46' 29" West 50.01 feet to a POINT OF BEGINNING; continue thence South 89 46' 29" West 10 feet; thence South 33 10' 33" East 17.90 feet' thence North 0 37' 29" East 15 feet to the POINT OF BEGINNING.

TOGETHER WITH the South 1/2 of North B Street lying North of and adjacent to the East 336 feet of the North 132 feet of said Block 4 as vacated by Ordinance #97-67 recorded in O.R. Book 8533, Page 114 of the Public Records of Hillsborough County, Florida.

PARCEL III:	(O.R. 5871-616)

Lots 12 through 15 inclusive in Block 8 of HANAN PARK REVISED, UNIT NO. 1, according to map or plat thereof recorded in Plat Book 14, Page 44, of the Public Records of Hillsborough County, Florida together with the 16.00 foot wide alleys lying South of said Lots 12 through 15 and East of said Lot 12 AND that portion of now closed GRAY STREET, all lying within the following described parcel:

Commence at the intersection of the East boundary of Lot 2, Block 11, TAMPANIA SUBDIVISION according to map or plat thereof recorded in Plat Book 8, PAGE 71, Public Records of Hillsborough County, Florida and the South right-of-way line of State Road 400 (Interstate 75), (formerly Interstate 4); thence on the East boundary of said Lot 2, South 00 49' 48" West, a distance of 281.41 feet to the Southeast corner of said Lot 2 and the POINT OF BEGINNING; thence on the Southerly projection of the East boundary of said Lot 2, South 00 49' 48" West, a distance of 60.00 feet to the intersection with the North boundary of Block 8 of said HANAN PARK REVISED, UNIT NO. 1; thence on the North boundary of said Block 8, South 89 35' 18" East, a distance of 156.17 feet to the Northwest corner of Lot 11, Block 8, also being the East boundary of a 16.00 foot wide alley; thence on said East boundary South 00 48' 40" West, a distance of 145.50 feet; thence on the North boundary of Lots 24, 25, 26, 27 and the Easterly projection of the North boundary of Lot 27, Block 8; North 89 35' 18" West, a distance of 236.00 feet to the Northwest corner of said Lot 24; thence on the West boundary of Lot 15, Block 8 and the Southerly extension of the West boundary thereof, North 00 48' 40" East, a distance of 145.50 feet to the Northwest corner of said Lot 15; thence on the Northerly projection of the West boundary of said Lot 15; North 00 48' 40" East, a distance of 60.0 feet to the intersection with the South boundary of aforesaid Lot 2, Block 11, TAMPANIA SUBDIVISION; thence on said South boundary South 8935'18" East, a distance of 79.85 feet to the POINT OF BEGINNING.

PARCEL IV:	(O.R. 6408-127)

The West 245.75 feet of the North 132.00 feet of Block 4, HANAN PARK REVISED UNIT NO. 1, according to map or plat thereof as recorded in Plat Book 14, page 44, Public Records of Hillsborough County, Florida.

TOGETHER WITH that part of the South 1/2 of vacated North B Street lying North of and adjacent to the West 245.75 feet of the North 132.00 feet of said Block 4 and that part of the East 1/2 of Occident Street lying West of and adjacent to the West 245.75 feet of the North 132.00 feet of Block 4 as vacated by Ordinance No. 97-67 recorded in O.R. Book 8533, Page 114 of the Public Records of Hillsborough County, Florida.

PARCEL V:	(O.R. 6408-127)

The South 133 feet of the East 270 feet of Block 4, HANAN PARK REVISED UNIT NO. 1, according to map or plat thereof as recorded in Plat Book 14, page 44, Public Records of Hillsborough County, Florida.

TOGETHER WITH that part of the North 1/2 of vacated North A Street lying South of and abutting the South 133 feet of the East 270 feet of said Block 4 as vacated by Ordinance No. 97-67 recorded in O.R. Book 8533, Page 114 of the Public Records of Hillsborough County, Florida.

PARCEL VI:	(O.R. 8540-1775)

A tract in the North 1/2 of Section 20, Township 29 South, Range 18 East, Hillsborough County, Florida, described as follows:

From the Northeast corner of Lot 11, Block 8 of HANAN PARK REVISED UNIT NO. 1 SUBDIVISION, according to map or plat thereof as recorded in Plat Book 14, on page 44, of the Public Records of Hillsborough County, Florida, run S.0048'40"W., along the West right-of-way line of West Shore Boulevard, a distance of 168.55 feet; thence N.8911'12"W., a distance of 633.48 feet; run thence S.1503'48"W., a distance of 65.00 feet; run thence N.8911'12"W., a distance of 351.17 feet; run thence N.0048'48"E., a distance of 78.00 feet; run thence N.8911'12"W., a distance of 399.00 feet; run thence S.0048'48"W., a distance of 204.00 feet; run thence N.8911'12"W., 38.35 feet to the POINT OF BEGINNING;  run thence S.0048'48"W., a distance of 40.00 feet;  run thence N.8911'12"W., a distance of 261.65 feet; run thence S.0048'48"W., a distance of 105.10 feet; run thence N.8911'12"W., a distance of 240.00 feet; run thence N.0048'48"E., a distance of 64.30 feet; run thence S.8911'12"E., a distance of 210.00 feet; run thence N.0048'48"E., a distance of 80.80 feet; run thence S.8911'12"E., a distance of 291.65 feet to the POINT OF BEGINNING.

Parcel No. VII	(O.R. 9333-1800)

A portion of Lots 7 through 13 inclusive, Block 1, HANAN PARK REVISED UNIT No. 1, according to map or plat thereof as recorded in Plat Book 14, Page 44, of the Public Records of Hillsborough County, Florida, together with a portion of Block 4, of said HANAN PARK REVISED UNIT No. 1, together with a portion of Occident Street, now closed, lying North of John F. Kennedy Boulevard, together with a portion of North "A: Street, now closed, being more particularly described as follows:

From the Northwest corner of Lot 13, Block 1, HANAN PARK REVISED UNIT No. 1, according to map or plat thereof as recorded in Plat Book 14, Page 44, of the Public Records of Hillsborough County, Florida, run thence South 00°48'02"West, 100.00 feet along the West boundary of said Lot 13 to a point on the South boundary of the North 100 feet of said Lot 13 and the POINT OF BEGINNING: thence North 89°40'58" West, 29.87 feet along the Westerly extension of the South boundary of the North 100 feet of said Lot 13 to a point on the centerline of said Occident Street (vacated); thence North 00°51'33" East, 313.39 feet along said centerline to a point on the Westerly extension of the North boundary of the South 133 feet of said Block 4; thence South 89°36'18" East, 341.80 feet along said North boundary and the Westerly extension thereof to a point on the West boundary of the East 270 feet of said Block 4; thence South 00°50'41" West, 173.04 feet along said West boundary and the Southerly extension thereof to a point on the centerline of said North "A" Street (vacated); thence South 89°39'37" East, 51.52 feet along said centerline; thence South 00°46'02" West, 157.39 feet, thence North 89°40'58" West, 215.98 feet; thence North 00°46'02" East, 17.53 feet to a point on the South boundary of the North 100 feet of said Lots 11, 12 and 13; thence North 89°40'58" West, 147.75 feet along said South boundary to the POINT OF BEGINNING.

Parcel No. VIII	(O.R. 11147-337)

A tract in the North 1/2 of Section 20, Township 29 South, Range 18 East, Hillsborough County, Florida, described as follows:

From the Northeast corner of Lot 11, Block 8 of HANAN PARK REVISED UNIT NO. 1 SUBDIVISION, according to map or plat thereof as recorded in Plat Book 14, on page 44, of the Public Records of Hillsborough County, Florida, run S.0048'40"W., along the West right-of-way line of West Shore Boulevard, a distance of 198.55 feet; run thence N.89’11'12"W., a distance of 339.15 feet to POINT OF BEGINNING; from said POINT OF BEGINNING, run thence N.8911'12"W., a distance of 271.00 feet; run thence S.0048'48"W., a distance of 340.00 feet; run thence S.8911'12"E., a distance of 271.00 feet; run thence N.0048'48"E., a distance of 340.00 feet to the POINT OF BEGINNING.

Parcel No. IX:	(O.R. 12010-103)

A portion of Lots 20 and 21, Block 5, of HANAN PARK REVISED UNIT NO. 1, according to the plat thereof as recorded in Plat Book 14, page 44, of the Public Records of Hillsborough County, Florida, and that part of North B Street, now vacated per City of Tampa Ordinance No. 97-67, abutting said Lots 20 and 21 on the South and being more particularly described as follows:

Commence at the Southwest corner of said Lot 20, run thence along the South boundary of said Block 5, S.89°38'18"E., 36.75 feet to the POINT OF BEGINNING; thence N.00°48'40"E., 45.00 feet; thence S.89°36'18"E., 40.00 feet; thence S.00°48'40"W., 75.00 feet; thence N.89°36'18"W., 40.00 feet; thence N.00°48'40"E., 30.00 feet to the POINT OF BEGINNING.

PARCEL X – Easements:

TOGETHER WITH those rights and easements constituting rights in real property created defined and limited by that certain Easement and Restriction Agreement by and between American Freeholds, a Nevada partnership, and NationsBank, N.A., a national banking association, dated November 13, 1998, recorded November 16, 1998 in Official Record Book 9333, page 1824, of the Public Records of Hillsborough County , Florida.

PARCEL XI – Right of Fist Refusal:

Right of First Refusal by and between NationsBank, N.A., a national banking association , and American Freeholds, a Nevada general partnership, dated November 13, 1998, recorded November 16, 2998 in Official Record Book 9333, page 1816 , of the Public Records of Hillsborough County, Florida.

End

EXHIBIT A

FORM OF MANAGEMENT RIGHTS LETTER

[attached]                                                                           __________ ___, 2009

LC Portland, LLC
Glimcher Westshore LLC (collectively, the “Owners”)
c/o GRT MALL JV LLC
_____________________
_____________________
_____________________

and

GRT MALL JV LLC
_____________________
_____________________
_____________________

Ladies and Gentlemen:

The Owners are direct wholly owned subsidiaries of GRT MALL JV LLC (the “Parent” and the Owners, each referred to herein as “Property Owners” or “Property Owner”).  On the date hereof, the Owners hold directly (and, in the case of Parent, indirectly through the Owners) the beneficial title of the retail outlet shopping centers listed opposite the Owner’s name on Schedule A hereto (each referred to herein as the “Property”).  Each Property Owner hereby agrees that in addition to, and without prejudice to, or limitation on, any of the rights of BRE/GRJV Holdings LLC (the “Company”) with respect to its indirect interests in the Property Owner, the Company shall have the right to:

(i) receive copies of all reports relating to the management or development of the Property including management and development services provided by any property manager or other third party retained by the Property Owner;

(ii) periodically inspect the Property and make recommendations to the Property Owner relating to the management or development of the Property;

(iii) participate in any decisions with respect to the retention or the termination of the services of any property manager with respect to the Property;

(iv) consult with appropriate officers of the Property Owner in advance with respect to any significant management and development matters including, without limitation, the management, participatory and development rights retained by the Property Owner under that certain [Management Agreement] dated ________ __, 2009 by and among Glimcher Properties Limited Partnership and the other entities listed on the signature pages thereof; and

(v) such other consultation rights with respect to the Property as may be reasonably determined by the Company to be necessary to qualify as a “real estate operating company” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d) (a “REOC”).

The Property Owners agree to consider, in good faith, the recommendations of the Company hereunder in connection with the matters on which it is consulted as described above.

In the event the Company transfers all or any portion of its investment in the Property Owner to an affiliated entity that is intended to qualify as a “real estate operating company” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d) (a “REOC”), such transferee shall be afforded the same rights with respect to the Property afforded to the Company hereunder.

The Owners will comply with the provisions of this letter agreement in a manner that is consistent with such Owners' strict compliance with provisions of their respective limited liability company agreement regarding their separate legal existence from any other person, in particular, but not limited to, [Section 9] of each Owners limited liability company agreement.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[remainder of page intentionally left blank]

Executed this __ day of _______, 2009

GRT MALL JV LLC

By: ____________________
Name:
Title:

LC Portland, LLC

By: ____________________
Name:
Title:

Glimcher Westshore  LLC

By: ____________________
Name:
Title:

SCHEDULE A

The Properties

OWNER	PROPERTY
LC Portland, LLC	Lloyd Center; Portland, Oregon
Glimcher Westshore LLC	Westshore Plaza; Tampa, Florida

Exhibit B:  Form of Interest ROFO Sale Documents
[Assignment of Membership Interests]

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”), dated as of _____________________, is entered into between GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company (“Glimcher Member”), and BRE/GRJV HOLDINGS LLC, a Delaware limited liability company (“Blackstone Member”).

WITNESSETH:

WHEREAS, GRT MALL JV LLC, a Delaware limited liability company (the “Company”), was formed pursuant to the terms and provisions of a Limited Liability Company Agreement, dated as of ____________________, 2009, as subsequently amended by that certain Amended and Restated Limited Liability Company Operating Agreement between Glimcher and Buyer, dated as of ____________________ (together, the “Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement), and in accordance with the Certificate of Formation and the statutes and laws of the State of Delaware relating to limited liability companies, including the Delaware Limited Liability Company Act;

WHEREAS, immediately prior to the effectiveness of this Assignment, [Glimcher Member / Blackstone Member] (“Assignor”) was the owner of [___]% of the membership interests  in the Company (the “Ownership Interest”);

WHEREAS, Assignor desires to (i) assign, transfer and convey all of Assignor’s right, title and interest in and to the Ownership Interest to [Glimcher Member / Blackstone Member] (“Assignee”) and (ii) withdraw from the Company as a member of the Company; and

WHEREAS, Assignee desires to acquire the Ownership Interest;

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

ARTICLE 13Assignment.  For value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this assignment by the parties hereto, assignor does hereby assign, transfer and convey the ownership interest to assignee, free and clear of all liens, claims, encumbrances, options and rights of any kind.

ARTICLE 14Withdrawal.  Immediately following the assignment described in paragraph 1 of this assignment, assignor shall and does hereby withdraw from the company as a member of the company, and shall thereupon cease to be a member of the company, and shall thereupon cease to have or exercise any right or power as a member of the company.

ARTICLE 15Continuation of the company.  The assignment of the ownership interest and the withdrawal of assignor as a member of the company shall not dissolve the company and the business of the company shall continue.

ARTICLE 16Contribution.  Assignee has paid good and valuable consideration to assignor for the ownership interest.

ARTICLE 17Binding effect.  This assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE 18Execution in counterparts.  This assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by telecopy or other facsimile signature (which shall be deemed an original for all purposes).

ARTICLE 19Governing law.  This assignment shall be governed by and construed in accordance with the laws of the state of delaware.

ARTICLE 20Representations and warranties.  Assignor and assignee each represents and warrants that (i) it has all requisite power and authority to enter into and perform this assignment, (ii) the execution, delivery and performance of this assignment has been duly authorized, (iii) this assignment is a legal, valid and binding agreement, enforceable according to its terms (subject to bankruptcy and similar laws), (iv) no consent of any third party is required to execute, deliver or perform this assignment, and (v) the execution and delivery of this assignment will not conflict with assignor’s or assignee’s respective organizational documents or any law or contract.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS ASSIGNMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST-ABOVE WRITTEN.

GLIMCHER MEMBER:

GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company

By:          __________________________
Name:
Title:

BLACKSTONE MEMBER:

BRE/GRJV HOLDINGS LLC, a Delaware limited liability company

By:          __________________________
Name:
Title:

EXHIBIT C

FORM OF ASSET ROFO SALE DOCUMENTS

[attached]

Exhibit C:  Form of Deed
[Florida]

SPECIAL WARRANTY DEED
(Corporate)

Prepared by:
______________________
______________________
______________________

This Special Warranty Deed made this _____ day of_________, 20___ between Glimcher Westshore, LLC, a limited liability company organized and existing under the laws of the State of Delaware whose mailing address is _______________________________________________________________________________, hereinafter called the Grantor, and GRT WSP-LC Holdings LLC, a limited liability company [or nominee] organized and existing under the laws of the State of Delaware whose mailing address is _______________________________________________________________________________, hereinafter called the Grantee,

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency whereof is hereby acknowledged, has granted, bargained, sold and conveyed to the Grantee, its successors and assigns, in fee simple forever, the following described real property situate in Hillsborough County, Florida:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

TOGETHER WITH all the tenements, hereditaments, and appurtenances thereto belonging or any anywise appertaining;

AND the Grantor does hereby covenant with Grantee that it is lawfully seized of said property, that it has good right and lawful authority to sell the same, and does hereby fully warrant the title to said real property and will defend the same against the lawful claims of all persons whomsoever claiming by through, or under the Grantor, except taxes for the year _________ and subsequent years, and restrictions, limitations, covenants, and easements of record, if any.

IN WITNESS WHEREOF, the Grantor has caused this deed to be signed in its name by its ______________, and its corporate seal to be hereunto affixed, the day and year first above written.

[Signature Page Follows]

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

GLIMCHER WESTSHORE, LLC, a Delaware limited liability company
_______________________________ (Witness Signature)	By: ___________________________________

_______________________________ (Typed or Printed Witness Name)	Its __________

_______________________________ (Witness Signature)	_____________________________________ (Typed or Printed Name)
_______________________________
(Typed or Printed Witness Name)	(CORPORATE SEAL)

STATE OF

COUNTY OF

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state and county aforesaid to take acknowledgments, personally appeared ____________________________________, the person described as the ___________________ of  GLIMCHER WESTSHORE, LLC, a Delaware limited liability company, in and who executed the foregoing instrument, and acknowledged before me that that person executed the foregoing instrument in the name of and on behalf of that corporation; that as such corporate officer that person is duly authorized by that corporation to do so; that the foregoing instrument is the act and deed of the corporation; that such person is known to me or has presented _________________________________ as identification; and that such person did/did not take an oath.

WITNESS my signature and official seal in the County and State last aforesaid this _____ day of ______________, 200__.

____________________________________
Notary Public, State of

____________________________________
(Typed or Printed Name of Notary Public)
(NOTARIAL SEAL)
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

[Insert]

Exhibit C:  Form of Deed
[Oregon]

RECORDING REQUESTED BY:

GRANTOR’S NAME:
LC Portland, LLC,
a Delaware limited liability company

GRANTEE’S NAME:
GRT WSP-LC HOLDINGS LLC,
a Delaware limited liability company

SEND TAX STATEMENTS TO:
_________________________
_________________________
_________________________

AFTER RECORDING RETURN TO:
_________________________
_________________________
_________________________

Escrow No:

Property Address:

Tax Parcel  Nos.:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

BARGAIN AND SALE DEED – STATUTORY FORM

(INDIVIDUAL or CORPORATION)

LC Portland, LLC, a Delaware limited liability company, Grantor, conveys to GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company, Grantee, the following described real property, situated in the County of Multnomah, State of Oregon,

See Exhibit “A” attached hereto and by reference made a part hereof.

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS.  BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007.

The true consideration for this conveyance is $_____________________.  (See ORS 93.030).

Dated: ___________________________

LC PORTLAND, LLC, a Delaware limited liability company BY:______________________________

State of ______________

County of _______________________

This instrument was acknowledged before me on ______________, 20___ by _________________________

as ______________________________ of LC PORTLAND, LLC.

____________________________________
Notary Public - State of ______________
My commission expires:  _________________

EXHIBIT A

LEGAL DESCRIPTION

[Insert]

Exhibit C:  Form of Asset ROFO Sale Documents
[Bill of Sale]

BILL OF SALE

[OWNER ENTITY], a Delaware limited liability company, whose address is [_________________________________] (hereinafter referred to as “Seller”), in consideration of Ten ($10.00) Dollars in hand paid by GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company [or nominee], whose address is [______________________] (hereinafter referred to as “Buyer”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, assign, convey, transfer, set over, and quit-claim unto Buyer, its successors and assigns, Seller’s right, title and interest in and to: all furniture, fixtures, equipment, building materials, supplies, tradenames, trademarks, chattels and any other tangible and intangible personal property that is attached to or located in or upon the property described on Schedule A attached hereto or any portion thereof (the “Property”).

TO HAVE AND TO HOLD the Property unto Buyer, its successors and assigns forever.

This Bill of Sale is made without warranty or representation, express or implied, by or recourse against Seller of any kind or nature whatsoever.

This Bill of Sale has been duly executed by Seller as of the [___] day of [_____________________].

[OWNER ENTITY], a Delaware limited liability company

By:           ___________________________
Name:
Title:

[Signature Page to [Owner Entity] Bill of Sale]

Schedule A

LEGAL DESCRIPTION

[Insert]

Exhibit C:  Form of Asset ROFO Sale Documents
[Omnibus Assignment and Assumption]

OMNIBUS ASSIGNMENT AND ASSUMPTION

OMNIBUS ASSIGNMENT AND ASSUMPTION dated as of the ___ day of _____________________, between [PROPERTY OWNER ENTITY], a Delaware limited liability company, having an address ____________________________________________ (“Assignor”) and GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company, [or nominee] having an address at _________________________________________ (“Assignee”).

Assignment and Assumption

In consideration of Ten ($10.00) Dollars in hand paid by Assignee and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, Assignor’s right, title and interest in and to:

(i)
All agreements, contracts or understandings of Assignor relating to the ownership, operation, maintenance, development and management of the property described on Schedule 1 attached hereto (the “Property”) owned by Assignor and the buildings and other improvements located thereon, or any portion thereof (collectively, the “Contracts”);

(ii)
All equipment leases and rental agreements relating to the equipment, services, vehicles, furniture or other type of personal property with regard to the Property owned by Assignor and the buildings and other improvements located thereon, or any portion thereof (collectively, the “Equipment Leases”);

(iii)
All licenses, registrations, certificates, permits, approvals and other governmental authorizations relating to the construction, operation, use or occupancy of the Property owned by Assignor and the buildings and other improvements located thereon, or any portion thereof (collectively, the “Permits”);

(iv)
All leases, licenses, occupancy agreements, residency agreements, contracts and other agreements for the use and occupancy of all or any part of any of the Property owned by Assignor (collectively, the “Agreements”), including, without limitation, all security and escrow deposits being held by Assignor in connection with the Agreements;

(v)	All claims, credits, causes of action, choses in action or rights of setoff against third parties relating to the Property owned by Assignor (collectively, the “Claims”);

(vi)
All warranties and guarantees, if any, including, without limitation, unliquidated rights under manufacturers’ and vendors’ warranties and guarantees, relating to the personal property located on the Property owned by Assignor or in the buildings and other improvements located thereon (collectively, the “Warranties”).

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, without representation or warranty of any kind.

Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Contracts, Agreements, and Equipment Leases on Assignor’s part to be performed thereunder from and after the date hereof and will perform all of the terms, covenants and conditions of such Contracts, Agreements, and Equipment Leases arising or accruing from and after the date hereof, all with the same force and effect as though Assignee had signed such Contracts, Agreements, and Equipment Leases as a party named therein.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this instrument as of the day first above written.

ASSIGNOR:

[PROPERTY OWNER ENTITY], a Delaware limited liability company

By:	__________________________________________
Name:
Title:

ASSIGNEE:

GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company

By:	__________________________________________
Name:
Title:

Schedule 1

LEGAL DESCRIPTION

[Insert]

Exhibit C:  Form of Asset ROFO Sale Documents
[FIRPTA]

AFFIDAVIT OF NON-FOREIGN STATUS
(FIRPTA)

STATE OF             ________________
COUNTY OF       ________________
Before me, the undersigned authority, this day personally appeared _________________, (“Affiant”), the _______________ of GRT Mall JV LLC, a Delaware limited liability company, the sole member of [PROPERTY OWNER ENTITY], a Delaware limited liability company (the “Company”), who being first duly sworn, says:

1.           That Affiant understands and acknowledges that Section 1445 of the Internal Revenue Code (as amended, the “Code”) provides that a transferee (buyer) of a United States real property interest (as defined in Section 897(c) of the Internal Revenue Code) must withhold tax if the transferor is a foreign person;

2.           That Affiant understands and acknowledges that for federal income tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a United States real property interest under local law) will be the transferor of the real property interest and not the disregarded entity;

3.           That the Company owns all of the membership interests in [PROPERTY OWNER ENTITY], a Delaware limited liability company (which has legal title to a United States real property interest under local law, situated in [Portland, Oregon / Tampa, Florida]),  (the “Owner”), an entity that is disregarded as an entity separate from its owner under federal income tax law;

4.           That, because the Owner is a disregarded entity, for federal income tax purposes, the Company will be the transferor of such United States real property interests situated in (i) [Portland, Oregon / Tampa, Florida], known as [Lloyd Center / Westshore Plaza] (the “Property”).

5.           That the Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

6.           That the Company is not a disregarded entity as defined in Treasury Regulations, Subchapter A, Section 1.1445-2(b)(2)(iii).

7.           The Company’s address and United States taxpayer identification number are as follows:

______________________________
______________________________
Tax ID No.:  [______________]

8.           That Affiant understands that this affidavit may be disclosed to the Internal Revenue Service and that any false statement made herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, Affiant declares that he has examined this affidavit, and to the best of his knowledge and belief, it is true, correct, and complete, and Affiant further declares that he has the authority to sign this affidavit on behalf of the Company.

Dated:  _____________, _______

_____________________, Affiant

SWORN TO AND SUBSCRIBED before me this ____ day of _______, ______, by ________________, the _______________ of GRT Mall JV LLC, a Delaware limited liability company, for the purposes stated herein, and that Affiant is ☐ personally known to me or has ☐ produced _______________________________ as identification.

Notary Public

Print Name: __________

My Commission Expires: __________

EXHIBIT “A”

LEGAL DESCRIPTION

[Insert]

Exhibit C:  Form of Asset ROFO Sale Documents
[Assignment of Membership Interests in Owner Entity]

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”), dated as of _____________________, is entered into between GRT MALL JV LLC, a Delaware limited liability company (“Assignor”), and GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, [PROPERTY OWNER ENTITY], a Delaware limited liability company (the “Company”), was formed pursuant to the terms and provisions of a Limited Liability Company Agreement, dated as of ________________________ (the “Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement), and in accordance with the Certificate of Formation and the statutes and laws of the State of Delaware relating to limited liability companies, including the Delaware Limited Liability Company Act;

WHEREAS, immediately prior to the effectiveness of this Assignment, Assignor was the owner of 100% of the membership interests in the Company (the “Ownership Interest”);

WHEREAS, Assignor desires to (i) assign, transfer and convey all of Assignor’s right, title and interest in and to the Ownership Interest to Assignee and (ii) withdraw from the Company as a member of the Company; and

WHEREAS, Assignee desires to acquire the Ownership and to be admitted to the Company as a Member of the Company;

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

Assignment.  For value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this assignment by the parties hereto, assignor does hereby assign, transfer and convey the ownership interest to assignee, free and clear of all liens, claims, encumbrances, options and rights of any kind.

ARTICLE 21 Admission.  Contemporaneously with the assignment described in paragraph 1 of this assignment, assignee (a) shall be and is hereby admitted to the company as a member of the company and appointed as the sole “member” of the company under the agreement (which appointment assignee shall and does hereby accept), and (b) shall have the benefits, rights, liabilities and obligations as set forth in the agreement.

ARTICLE 22 Contribution.  Assignee has paid good and valuable consideration to assignor for the ownership interest.

ARTICLE 23 Binding effect.  This assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE 24 Execution in Counterparts.  This assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by telecopy or other facsimile signature (which shall be deemed an original for all purposes).

ARTICLE 25 Governing law.  This assignment shall be governed by and construed in accordance with the laws of the state of delaware.

ARTICLE 26 Representations and Warranties.  Assignor and assignee each represents and warrants that (i) it has all requisite power and authority to enter into and perform this assignment, (ii) the execution, delivery and performance of this assignment has been duly authorized, (iii) this assignment is a legal, valid and binding agreement, enforceable according to its terms (subject to bankruptcy and similar laws), (iv) no consent of any third party is required to execute, deliver or perform this assignment, and (v) the execution and delivery of this assignment will not conflict with assignor’s or assignee’s respective organizational documents or any law or contract.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS ASSIGNMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST-ABOVE WRITTEN.

ASSIGNOR:

GRT MALL JV LLC, a Delaware limited liability company

By:	BRE/GRJV HOLDINGS LLC, a Delaware limited liability company, its managing member

By:          _________________________
Name:
Title:

ASSIGNEE:

GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company

By:          _________________________
Name:
Title:

EXHIBIT D

FORM OF ASSET ROFO DEEMED LIQUIDATION SALE DOCUMENTS

[attached]

Exhibit D:  Form of Asset ROFO Deemed Liquidation Sale Documents
[Assignment of Membership Interests in JV Entity]

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”), dated as of _____________________, is entered into between BRE/GRJV HOLDINGS LLC, a Delaware limited liability company (“Assignor”), and GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company [or nominee] (“Assignee”).

WITNESSETH:

WHEREAS, GRT MALL JV LLC, a Delaware limited liability company (the “Company”), was formed pursuant to the terms and provisions of a Limited Liability Company Agreement, dated as of ____________________, 2009, as subsequently amended by that certain Amended and Restated Limited Liability Company Operating Agreement between Glimcher and Buyer, dated as of ____________________ (together, the “Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement), and in accordance with the Certificate of Formation and the statutes and laws of the State of Delaware relating to limited liability companies, including the Delaware Limited Liability Company Act;

WHEREAS, immediately prior to the effectiveness of this Assignment, Assignor was the owner of [___]% of the membership interests in the Company (the “Ownership Interest”);

WHEREAS, Assignor desires to (i) assign, transfer and convey all of Assignor’s right, title and interest in and to the Ownership Interest to Assignee and (ii) withdraw from the Company as a member of the Company; and

WHEREAS, Assignee desires to acquire the Ownership Interest;

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

Assignment.  For value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this assignment by the parties hereto, assignor does hereby assign, transfer and convey the ownership interest to assignee, free and clear of all liens, claims, encumbrances, options and rights of any kind.

ARTICLE 27 withdrawal.  Immediately following the assignment described in paragraph 1 of this assignment, assignor shall and does hereby withdraw from the company as a member of the company, and shall thereupon cease to be a member of the company, and shall thereupon cease to have or exercise any right or power as a member of the company.

ARTICLE 28Continuation of the company.  The assignment of the ownership interest and the withdrawal of assignor as a member of the company shall not dissolve the company and the business of the company shall continue.

ARTICLE 29Contribution.  Assignee has paid good and valuable consideration to assignor for the ownership interest.

ARTICLE 30Binding effect.  This assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE 31Execution in counterparts.  This assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by telecopy or other facsimile signature (which shall be deemed an original for all purposes).

ARTICLE 32Governing law.  This assignment shall be governed by and construed in accordance with the laws of the state of delaware.

ARTICLE 33Representations and warranties.  Assignor and assignee each represents and warrants that (i) it has all requisite power and authority to enter into and perform this assignment, (ii) the execution, delivery and performance of this assignment has been duly authorized, (iii) this assignment is a legal, valid and binding agreement, enforceable according to its terms (subject to bankruptcy and similar laws), (iv) no consent of any third party is required to execute, deliver or perform this assignment, and (v) the execution and delivery of this assignment will not conflict with assignor’s or assignee’s respective organizational documents or any law or contract.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS ASSIGNMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST-ABOVE WRITTEN.

ASSIGNOR:

GRT MALL JV LLC, a Delaware limited liability company

By:	BRE/GRJV HOLDINGS LLC, a Delaware limited liability company, its managing member

By:          _____________________
Name:
Title:

ASSIGNEE:

GRT WSP-LC HOLDINGS LLC, a Delaware limited liability company

By:          _____________________
Name:
Title: